UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Concentra Group Holdings Parent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

5080 Spectrum Drive, Suite 1200W
Addison, Texas, 75001
Phone: (972) 364-8000
Notice of Annual Meeting of Stockholders
To Our Stockholders:
You are invited to attend the Concentra Group Holdings Parent, Inc. 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting online, vote your shares electronically if you wish, and submit your questions during the virtual meeting by visiting the website below.
Date:	April 30, 2026
Time:	11:00 a.m. CDT
Website:	https://meetnow.global/MN7HZSX
Only stockholders who owned stock of record at the close of business on March 5, 2026 can vote at this meeting or any adjournments that may take place. To be admitted to the Annual Meeting, you must enter the control number found on your proxy card or voting instruction form.
The purposes of the 2026 Annual Meeting are:
(1)
to elect Vipin Gopal, William K. Newton, and Marc R. Watkins, MD as Class II directors, each for a term of three years and until their respective successors have been elected and qualified;

(2)
to hold a non-binding advisory vote on the compensation of our named executive officers;

(3)
to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

(4)
to transact any other business that may properly come before the meeting.

We consider your vote important and encourage you to vote as soon as possible.
By Order of the Board of Directors,
/s/ Timothy F. Ryan
Timothy F. Ryan
Executive Vice President and Chief Legal Counsel
March 17, 2026

5080 Spectrum Drive, Suite 1200W
Addison, Texas, 75001
Phone: (972) 364-8000
www.concentra.com
PROXY STATEMENT
The Board of Directors of Concentra Group Holdings Parent, Inc. (the “Company” or “Concentra”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held virtually on April 30, 2026, at 11:00 a.m. central daylight time, including any adjournments or postponements thereof (the “Meeting” or “Annual Meeting”). We intend to mail a Notice of Internet Availability of Proxy Materials (sometimes referred to as the “Notice”), and to make this Proxy Statement available to our stockholders of record entitled to vote at the Annual Meeting, on or about March 17, 2026.

i

PROXY SOLICITATION AND VOTING INFORMATION
Your vote is very important.   In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record, the Company may furnish proxy materials including this Proxy Statement, the proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) to the Company’s stockholders by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice will instruct stockholders as to how they may access and review all of the proxy materials. The Notice also instructs stockholders how to submit a proxy through the Internet. If you would like to receive a paper copy or e-mail copy of your proxy materials, you should follow the instructions for requesting such materials included in the Notice. The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.
You may revoke your proxy at any time before it is voted by written notice to the Company’s Executive Vice President and Chief Legal Counsel, by submission of a proxy bearing a later date or by casting a ballot online during the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided or, if no directions are provided, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.
Who can vote?   Stockholders as of the close of business on March 5, 2026 are entitled to vote. On that day, 128,507,289 shares of common stock were outstanding and eligible to vote, and there were 168 registered holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Concentra Group Holdings Parent, Inc., 5080 Spectrum Drive, Suite 1200W, Addison, Texas, 75001 beginning April 15, 2026. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.
How does the Board of Directors recommend I vote?   The Board of Directors recommends a vote FOR the election of Vipin Gopal, William K. Newton, and Marc R. Watkins, MD as Class II directors, FOR the approval of, on a non-binding advisory basis, the compensation of our named executive officers, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
What is the difference between “stockholder of record” and holder of stock in “street name”?   If your shares are registered directly in your name with our Transfer Agent and Registrar, Computershare Inc., you are a stockholder of record with respect to those shares. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of stock in street name. As a holder of stock in street name, you have the right to instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide the organization that holds your shares with specific voting instructions, then under applicable rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which proposals are “routine” and “non-routine”?   The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (Proposal 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 3. Each of the other proposals, including the election of Vipin Gopal, William K. Newton, and Marc R. Watkins, MD as Class II directors (Proposal 1), the non-binding advisory vote on the compensation of our named executive officers (Proposal 2), and any additional stockholder proposals are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals 1 and 2.

What shares are included in the proxy card?   Each proxy card you receive represents all the shares of common stock registered to you in that particular account. You may receive more than one proxy card if you hold shares that are either registered differently or in more than one account. Each share of common stock that you own entitles you to one vote.
How do I vote by proxy?   Most stockholders have three ways to vote by proxy: by telephone, via the Internet or by returning the proxy card. To vote by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. Additionally, stockholders who attend the Annual Meeting online may vote their shares at that time up to and during the Annual Meeting by following the instructions at www.envisionreports.com/CON. To vote by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you vote via the Internet or by telephone.
How are votes counted?   The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting online or by proxy. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. With respect to Proposal 1, because directors are elected by a majority vote, meaning the votes validly cast for such nominee’s election exceeds the votes validly cast against such nominee’s election in such election, abstentions and broker non-votes will not be counted as a vote cast either for or against such director’s election. Because Proposals 2 and 3 require for approval the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote, abstentions will have the same effect as negative votes against these proposals, and broker non-votes will have no effect, because they are not shares entitled to vote. We do not expect broker non-votes on Proposal 3 because it is a routine matter.
Who will count the vote?   The Company’s Transfer Agent and Registrar, Computershare Inc., will tally the vote.
Is my vote confidential?   Yes. All stockholder meeting proxies, ballots and tabulations that identify individual stockholders are kept confidential and are not available for examination, except: (1) as required by law, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.
How can I participate in the Annual Meeting?   The Annual Meeting will be a completely virtual meeting of stockholders, and will be conducted via live webcast on the Internet. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on March 5, 2026, the record date for the meeting, or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MN7HZSX. To participate in the Annual Meeting, you will need the control number that is included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 11:00 a.m. CDT.
Where can I find the voting results of the Annual Meeting?   The Company intends to announce preliminary voting results at the Annual Meeting. Final voting results will be tallied by the Company’s Transfer Agent and Registrar after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K within four business days following the Annual Meeting.
Who is soliciting this proxy?   Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing or otherwise making available the Notice of Internet Availability of Proxy Materials and the notice of the Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s common stock.
What if I can’t attend the meeting?   If you are unable to attend the virtual Annual Meeting and you intend to vote, you must vote your shares by proxy, via the Internet, by telephone, or by mailing a proxy card by the applicable deadline.

CORPORATE GOVERNANCE
In accordance with the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.
Independence
In 2025, the Board of Directors undertook a review of the independence of the Company’s directors and considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board of Directors has determined that five of the Company’s seven current directors are “independent” as defined in the applicable listing standards of the New York Stock Exchange (the “NYSE”). The following directors were determined to be independent: Daniel J. Thomas, Marc R. Watkins, MD, Cheryl B. Pegus, MD, MPH, Brigid A. Bonner, and Vipin Gopal.
As a result, our Board of Directors currently consists of a majority of independent directors. In addition, all of the members of our Nominating, Governance and Sustainability Committee, Human Capital and Compensation Committee and Audit and Compliance Committee are independent directors.
Lead Director
In 2025, the Board of Directors determined that it was in the best interests of the Company and its stockholders to designate an independent director to serve in a lead capacity (the “Lead Director”). The independent directors of the Board of Directors recommended Mr. Daniel Thomas to serve as Lead Director, and the Board of Directors elected Mr. Daniel Thomas to that position. The Lead Director’s responsibilities include, but are not limited to: (i) consulting with the Chairman of the Board of Directors to include on the agenda for Board of Directors meetings any matters requested by the Lead Director; (ii) presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman of the Board of Directors, including presiding over all executive sessions of the independent directors; (iii) serving as liaison between the Chairman of the Board of Directors and the independent directors; (iv) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) having the authority to call meetings of the independent directors; (vi) coordinating the agenda for moderating sessions of the independent directors of the Board of Directors; and (vii) being available for direct communication from significant stockholders. The role and responsibility of the Lead Director is set forth in the Company’s Corporate Governance Guidelines, which can be found on the Company’s website at https://ir.concentra.com. Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.
Meetings of the Board of Directors and Stockholders
It is the policy of the Board of Directors to meet at least quarterly. The Board of Directors held five meetings in fiscal year 2025. During fiscal year 2025, each of the then-current directors attended all of the meetings of the Board of Directors and all of the meetings of any committee of which they were a member. It is also the policy of the Board of Directors that the independent members of the Board of Directors meet at regularly scheduled executive sessions of the Board of Directors without management. As described above under the heading “Lead Director,” the Lead Director serves as the presiding director over such executive sessions. In addition, the Company’s directors are expected to attend annual meetings of stockholders.

Corporate Governance Matters
Under the Company’s Corporate Governance Guidelines, directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Nominating, Governance and Sustainability Committee prior to accepting any other public company directorship or any assignment to the audit committee or the compensation committee of the board of directors of any public company of which such director is a member. Directors are also expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board of Directors and the Chair of the Nominating, Governance and Sustainability Committee. A director is expected to offer to resign if the Nominating, Governance and Sustainability Committee concludes that the director no longer meets the Company’s requirements for service on the Board of Directors. There are no pre-determined limitations on the number of other boards of directors on which the Company’s directors may serve; however, the Board of Directors expects individual directors to use their judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors. As an alternative to term limits, the Nominating, Governance and Sustainability Committee will review each director’s continuation on the Board of Directors every three years.
Communications with the Board of Directors
If you would like to communicate with all of the Company’s directors, please send a letter to the following address: Concentra Group Holdings Parent, Inc., Attention: Board of Directors c/o Timothy F. Ryan, Executive Vice President and Chief Legal Counsel, 5080 Spectrum Drive, Suite 1200W, Addison, Texas, 75001. The Company’s Secretary will forward such communication to each of the members of the Board of Directors.
If you would like to communicate with the independent members of the Board of Directors, including the Lead Director, please send a letter to the following address: Concentra Group Holdings Parent, Inc., Attention: Lead Director c/o Timothy F. Ryan, Executive Vice President and Chief Legal Counsel, 5080 Spectrum Drive, Suite 1200W, Addison, Texas, 75001. The Company’s Secretary will forward such communication to the independent members of the Board of Directors.
Code of Conduct and Code of Ethics for Senior Financial Officers
The Company maintains a written code of conduct (the “Code of Conduct”) that provides guidelines for principles and regulatory rules that are applicable to the Company’s patient care and business activities. The Code of Conduct is reviewed and amended as necessary and is the basis for the Company’s company-wide compliance program. These guidelines are implemented by the Company’s Audit and Compliance Committee and are communicated to the Company’s employees through education and training programs. The Company also has established a reporting system and investigation policy, auditing and monitoring programs, and a disciplinary system as a means for enforcing the Code of Conduct’s policies. The Company has also adopted a Code of Ethics for Senior Financial Officers, which addresses a number of topics, including conflicts of interest, accurate and timely reporting to the SEC and all other Company public communications, and compliance with laws and regulations. The Code of Conduct and Code of Ethics for Senior Financial Officers can be found on the Company’s website at https://ir.concentra.com. Any amendments to the Code of Conduct or Code of Ethics for Senior Financial Officers or waivers from the provisions of the Code of Conduct or the Code of Ethics for Senior Financial Officers will be disclosed on the Company’s website promptly following the date of such amendment or waiver.
Board Leadership
Our Board has determined that having a leadership structure composed of a Chairman partnered with a strong Lead Director is in the best interests of our stockholders at this time and supports effective risk oversight. Robert A. Ortenzio has served as our Board Chairman since June 2024.
Our Board believes that its leadership structure creates an appropriate balance between strong and consistent leadership and effective independent oversight of the Company. As a newly public company, the Board felt it was appropriate to separate the roles of Chairman and Chief Executive Officer to give Mr. Newton an opportunity to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing Mr. Ortenzio to focus on leading the Board and, with Mr. Thomas, to facilitate the Board’s independent oversight.
Our Corporate Governance Guidelines provide our Board with flexibility to separate or combine the roles of the Chief Executive Officer and Chairman when and if it believes it is advisable and in the best interest of Concentra stockholders to do so. The Nominating, Governance & Sustainability Committee reviews whether the roles of Chairman and Chief Executive Officer should be held by one individual or should be separated when it elects a new Chief Executive Officer. Our Corporate Governance Guidelines provide that, on an annual basis, and at such other times as the Nominating, Governance and Sustainability Committee deems appropriate (including in connection with a Chief Executive Officer transition), the Nominating, Governance and Sustainability Committee will review the requisite skills, experience and characteristics of new Board members as well as the composition of the Board as a whole. In conducting its review, the Nominating, Governance & Sustainability Committee considers such facts and circumstances as it deems appropriate from time to time. The Nominating, Governance & Sustainability Committee and Board of Directors believe that our current leadership structure is in the best interest of the Company and its stockholders at this time.
Risk Oversight
The Company faces a number of risks, including regulatory risk, credit risk, liquidity risk, reputational risk, risk from adverse fluctuations in interest rates and cybersecurity risk. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company’s risks.
While the Board of Directors is ultimately responsible for risk oversight, the Company’s four board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Compliance Committee assists the Board of Directors in overseeing risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Audit and Compliance Committee periodically reviews with management, internal auditors and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk, including the security of and risks related to computerized information systems, data privacy, general risk management and enterprise risk management (“ERM”). The Human Capital and Compensation Committee assists the Board of Directors in oversight and management of risks related to the Company’s compensation policies and programs. The Nominating, Governance and Sustainability Committee assists the Board of Directors in oversight and management of risk associated with board organization, membership and structure, succession planning for our directors and officers and corporate governance. The Quality of Care and Patient Safety Committee assists the Board of Directors in the oversight and management of risk associated with the Company’s policies and procedures relating to the delivery of quality medical care to patients.
Cybersecurity
The proper confidentiality, integrity, and availability of the Company’s information systems are critical to its business. Securing the Company’s business information, customer, patient and employee data, and technology systems is essential for the continuity of its businesses, meeting applicable regulatory requirements, and maintaining the trust of its stakeholders. As part of its enterprise risk management program, the Company has processes in place to assess, identify, and manage material business, operational and legal risks from cybersecurity threats. Such risks include business disruption, fraud, extortion, reputational harm, violations of laws and regulations, litigation, and harm to employees, patients, customers and business partners.
Cybersecurity Program Overview
The Company’s cybersecurity program is structured around the cybersecurity framework (“Cybersecurity Framework”) of the National Institute of Standards and Technology (“NIST”), an agency of the U.S. Department of Commerce. The Cybersecurity Framework provides best practices to prevent, detect, identify, respond to, and recover from cyber-attacks. The Company’s cybersecurity program involves establishing information security policies, procedures and standards, investing in and implementing information protection processes, security measures and technologies, ongoing monitoring of systems and networks on which the Company relies, assessing cybersecurity risk profiles of key third-parties, implementing cybersecurity training and collaborating with public and private organizations on cyber threat information and best practices. The Company actively monitors the current threat landscape in an effort to identify material risks arising from new and evolving cybersecurity threats. The Company engages external third-party cybersecurity assessors to perform an annual assessment or validation of the cybersecurity program in accordance with the Cybersecurity Framework and the HIPAA Security Risk Assessment Tool of the U.S. Health and Human Services Office for Civil Rights.
Board Oversight of Cybersecurity Risks
The Board of Directors provides strategic oversight on cybersecurity matters, including risks associated with cybersecurity threats. The Company’s Chief Information and Technology Officer (“CITO”) and Chief Information Security Officer (“CISO”) provide annual written reports and quarterly briefings on the Company’s cybersecurity program to the Board of Directors. They also provide quarterly cybersecurity updates to the Audit and Compliance Committee. The reports to the Board of Directors include details and metrics on, among other things, the Company’s quarterly Cybersecurity Framework assessment updates, internal and external threat intelligence, quarterly information security program progress, business associate risk assessments and ongoing monitoring, company-wide awareness training, device security compliance, routine resilience efforts including disaster recovery exercises, tabletop security incident response exercises, and cyber penetration tests.
Management’s Role in Cybersecurity Risk Management
The Company’s management, including the Company’s CITO and CISO, is responsible for assessing and managing material risks from cybersecurity threats. The Company’s CITO and CISO have two and over 20 years of experience in cybersecurity, respectively. The Company provides formalized cybersecurity training for newly-hired employees and annually for existing employees. In addition, the Company provides cybersecurity awareness training and education throughout the year. The annual cybersecurity training curriculum includes modules on information security, the employee’s role in protecting Company information, recognizing different cybersecurity incidents, identifying phishing emails, understanding the appropriate personnel to approach with information or questions, and acceptance of the Company’s Information Security Policy. The Company’s management is informed of cybersecurity incidents through ongoing monitoring and, in some cases, through receipt of notifications from third-party service providers. The CISO maintains and annually updates a Cybersecurity Incident Response Plan, which is a guide for the Company’s cybersecurity team to respond effectively to cybersecurity incidents in a coordinated manner in the interest of minimizing the risk of harm. The team works with colleagues in various departments throughout the Company, including Information Technology, Legal, Risk Management and Compliance, to prevent, mitigate and remediate cybersecurity incidents impacting the Company.
Assessment of Cybersecurity Risk
Management continuously assesses the potential impact of risks from cybersecurity threats on the Company, and regularly evaluates how such risks could materially affect the Company’s business strategy, operational results, and financial condition. As noted above, an assessment of the cybersecurity program leveraging the Cybersecurity Framework is completed annually by an independent and qualified external third-party cybersecurity assessor. Additionally, Concentra receives a certified System and Organization Controls 2, Type 2 assessment, a voluntary compliance standard for ensuring that the Company properly manages and protects the sensitive data in its care, conducted by an independent and qualified external third-party assessor. The Company has not experienced a cybersecurity breach or information security breach during the past three fiscal years. The Company, from time to time, has been notified of third-party information cybersecurity breaches, but none of them has had a material impact on the Company’s operations or financial results. The Company annually purchases a cybersecurity risk insurance policy to help defray the costs associated with any covered cybersecurity incident. Although the Company did not experience a material cybersecurity incident during the year ended December 31, 2025, the scope and impact of any future incident cannot be predicted.
Committees of the Board of Directors
The Board of Directors currently has four standing committees, which are each governed by a written charter. The charters for each of these committees can be found on the Company’s website at https://ir.concentra.com.
Audit and Compliance Committee — The primary responsibility of the Audit and Compliance Committee is to oversee the Company’s financial reporting process and compliance program on behalf of the Board of Directors and to regularly report the results of its activities to the Board of Directors. The Audit and Compliance Committee assists the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements and financial reporting process; (ii) the systems of internal accounting and financial controls; (iii) the performance of the Company’s internal audit function and independent auditors; (iv) the independent auditor’s qualifications and independence; (v) the annual independent audit of the Company’s financial statements; (vi) the selection and performance of the Company’s compliance officer; (vii) the effectiveness of the structure and operations of the Company’s compliance program; (viii) the Company’s compliance with each of the Company’s Code of Conduct and the Code of Ethics for Senior Financial Officers and other legal compliance and ethics programs established by management and the Board of Directors; (ix) the Company’s compliance with applicable legal and regulatory requirements; and (x) the Company’s policies in respect of risk assessment and risk management, including the security of and risks related to computerized information systems, data privacy, ERM and general risk management. Pursuant to this oversight, the Audit and Compliance Committee is responsible for maintaining free and open communication among its members, the independent registered public accounting firm, the internal auditors and the Company’s management. A detailed list of the Audit and Compliance Committee’s functions is included in its charter. The Audit and Compliance Committee charter is annually reviewed and ratified by the Audit and Compliance Committee and the Board of Directors.
The current members of the Audit and Compliance Committee are Messrs. Thomas and Gopal and Dr. Watkins. Mr. Thomas currently serves as the chairman of the Audit and Compliance Committee. The composition of the Audit and Compliance Committee satisfies the financial literacy requirements of the NYSE and the SEC. The financial literacy standards require that each member of the Audit and Compliance Committee be able to read and understand fundamental financial statements. In addition, at least one member of the Audit and Compliance Committee must qualify as an “audit committee financial expert,” as defined by the rules and regulations of the SEC, and have financial sophistication in accordance with the rules of the NYSE. The Board of Directors has determined that Mr. Thomas qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit and Compliance Committee held five meetings during fiscal year 2025. Our Audit and Compliance Committee is fully independent.
Human Capital and Compensation Committee — The Human Capital and Compensation Committee has overall responsibility for evaluating and approving the Company’s executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies. The Human Capital and Compensation Committee is also responsible for preparing the Compensation Committee Report. The Human Capital and Compensation Committee charter is annually reviewed and ratified by the Human Capital and Compensation Committee and the Board of Directors. Further, the Human Capital and Compensation Committee shall (i) annually review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluate the performance of the Company’s Chief Executive Officer in light of those goals and objectives, and determine and approve the compensation level of the Company’s Chief Executive Officer based on this evaluation and (ii) interpret, implement, administer, review and approve all aspects of remuneration to the Company’s executive officers and other key officers. Additionally, the Human Capital and Compensation Committee is responsible for attracting and retaining high-quality personnel, a key factor in ensuring the long-term success of the Company and the creation of long-term shareholder value. The Human Capital and Compensation Committee oversees the Company’s human capital strategy and management activities. This includes employee and management recruiting, retention and development initiatives, as well as diversity, equity, and inclusion initiatives. The Human Capital and Compensation Committee is also responsible for reviewing material compensation and human capital related risk exposures annually, along with management’s efforts to monitor and mitigate such exposures.
The current members of the Human Capital and Compensation Committee are Mr. Thomas, Dr. Pegus, and Ms. Bonner. Mr. Thomas currently serves as the chairman of the Human Capital and Compensation Committee. The Human Capital and Compensation Committee held five meetings during fiscal year 2025. Our Human Capital and Compensation Committee is fully independent.
Nominating, Governance and Sustainability Committee — The Nominating, Governance and Sustainability Committee is appointed to (1) assist the Board of Directors by identifying individuals qualified to become members of the Board of Directors and members of committees of the Board of Directors and to recommend to the Board of Directors, the director nominees for the next annual meeting of stockholders and director nominees for each committee of the Board of Directors, (2) lead the Board of Directors in its annual review of the Board of Directors’ and management’s performance, (3) monitor the Company’s corporate governance structure, (4) develop and recommend to the Board of Directors proposed changes to the Company’s Corporate Governance Guidelines applicable to the Company, and (5) in coordination with the Company’s management, the Board of Directors and the Audit and Compliance Committee, as appropriate, review and consider strategic issues and corporate efforts relating to environmental, sustainability, social and governance matters that may affect the business, operations, performance or public image of the Company. The Nominating, Governance and Sustainability Committee identifies individuals, including those recommended by stockholders, believed to be qualified as candidates for Board of Directors membership. The Nominating, Governance and Sustainability Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Nominating, Governance and Sustainability Committee may in its discretion deem appropriate, all director candidates, at a minimum, should possess the highest personal and professional ethics, integrity and values and be committed to representing the best interests of the stockholders. In identifying candidates, the Nominating, Governance and Sustainability Committee will also take into account other factors it considers appropriate, which include ensuring a majority of directors satisfy the independence requirements of the NYSE, the SEC or other appropriate governing body and that the Board of Directors as a whole is comprised of directors who have the appropriate experience, expertise and perspective that will enhance the quality of the Board of Directors’ deliberations and decisions. While the Nominating, Governance and Sustainability Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating, Governance and Sustainability Committee and the Board of Directors believe it is essential that the Board of Directors is able to draw on a wide variety of backgrounds and professional experiences among its members. The Nominating, Governance and Sustainability Committee desires to maintain the Board of Directors’ diversity through the consideration of factors such as education, skills, relevant professional experience, gender, and racial and ethnic background. The Nominating, Governance and Sustainability Committee will conduct appropriate inquiries with respect to the backgrounds and qualifications of all director candidates. Once the Nominating, Governance and Sustainability Committee has completed its review of a candidate’s qualifications and conducted the appropriate inquiries, the Nominating, Governance and Sustainability Committee will make a determination whether to recommend the candidate for approval by the Board of Directors. If the Nominating, Governance and Sustainability Committee decides to recommend the director candidate for nomination by the Board of Directors and such recommendation is accepted by the Board of Directors, the form of proxy solicited by the Company will include the name of the director candidate. Additionally, the Nominating, Governance and Sustainability Committee is responsible for reviewing and reporting their recommendations regarding environmental, sustainability, social and governance matters to the Board of Directors. Such review includes the impact of the Company’s activities, policies and programs on environmental, sustainability, social and governance matters and the Company’s progress related to such activities, policies and programs. The Nominating, Governance and Sustainability Committee charter is annually reviewed and ratified by the Nominating, Governance and Sustainability Committee and the Board of Directors.
The Nominating, Governance and Sustainability Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources.
The current members of the Nominating, Governance and Sustainability Committee are Ms. Bonner, Dr. Watkins and Dr. Pegus. Dr. Pegus currently serves as the chair of the Nominating, Governance and

Sustainability Committee. The Nominating, Governance and Sustainability Committee held four meetings during fiscal year 2025. Our Nominating, Governance, and Sustainability Committee is fully independent.
Quality of Care and Patient Safety Committee — The Quality of Care and Patient Safety Committee is appointed to assist the Board of Directors in fulfilling its oversight responsibilities relating to the review of the Company’s policies and procedures relating to the delivery of quality medical care to patients. The Quality of Care and Patient Safety Committee maintains communication between the Board of Directors and the senior officers with management responsibility for medical care and reviews matters concerning or relating to the quality of medical care delivered to patients, efforts to advance the quality of medical care provided and patient safety. The Quality of Care and Patient Safety Committee charter is annually reviewed and ratified by the Quality of Care and Patient Safety Committee and the Board of Directors.
The current members of the Quality of Care and Patient Safety Committee are Drs. Watkins and Pegus and Mr. Gopal. Dr. Pegus currently serves as the chairperson of the Quality of Care and Patient Safety Committee. The Quality of Care and Patient Safety Committee held four meetings during fiscal year 2025.

HUMAN CAPITAL AND COMPENSATION COMMITTEE
The Human Capital and Compensation Committee of the Board of Directors currently consists of Mr. Thomas, Ms. Bonner, and Dr. Pegus. Mr. Thomas currently serves as the chairman of the Human Capital and Compensation Committee. The Board of Directors has determined that Messrs. Thomas and Gopal, Ms. Bonner, and Drs. Pegus and Watkins are each independent under the NYSE listing standards currently in effect. The Human Capital and Compensation Committee evaluates and approves the Company’s executive and director compensation programs. The role of the Human Capital and Compensation Committee is to oversee the Company’s compensation and benefit plans and policies, to administer the Company’s equity plans (including reviewing and approving equity grants to officers and directors) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for the Company’s Chief Executive Officer and the other executive officers named in the Summary Compensation Table (collectively, the “named executive officers” or the “NEOs”). The Human Capital and Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to stockholders in order to align the Company’s compensation structure with the Company’s organizational objectives. The Human Capital and Compensation Committee also oversees the Company’s human capital strategy and management activities. This includes employee and management recruiting, retention and development initiatives, as well as diversity, equity, and inclusion initiatives. The Human Capital and Compensation Committee is also responsible for reviewing material compensation and human capital related risk exposures annually, along with management’s efforts to monitor and mitigate such exposures. The charter of the Human Capital and Compensation Committee authorizes the Human Capital and Compensation Committee to confer with management to the extent it deems necessary or appropriate to fulfill its responsibilities.
The Human Capital and Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and directors, including the NEOs. The Human Capital and Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans and policies. The specific responsibilities and functions of the Human Capital and Compensation Committee are delineated in the charter of the Human Capital and Compensation Committee.
Human Capital and Compensation Committee Interlocks and Insider Participation
Mr. Thomas is the only current member of the Human Capital and Compensation Committee that is or has been at any time one of our employees. None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board of Directors or Human Capital and Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Human Capital and Compensation Committee.
Human Capital and Compensation Committee Report
The Human Capital and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management, and based on the Human Capital and Compensation Committee’s review and discussion with management, the Human Capital and Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Members of the Human Capital and Compensation Committee:
Daniel J. Thomas, Chair
Cheryl B. Pegus, MD, MPH
Brigid A. Bonner

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Objectives of the Company’s Executive Compensation Policy
Introduction.   This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation philosophy and the material elements of compensation awarded to, earned by, or paid to the Company’s NEOs with respect to the year ended December 31, 2025. The Company’s executive compensation program is designed to attract and retain individuals qualified to manage and lead the Company and to also motivate them to contribute to the achievement of our financial and operational goals and ultimately create and grow the Company’s equity value.
Compensation Philosophy and Objectives.   The Company’s primary executive compensation philosophy and objectives are to: attract, reward, and retain the people that drive quality, operations, efficiency, growth and profitability; provide fair and competitive compensation opportunities that appropriately reward executives for their contributions to our success; and align senior management’s interests with the Company’s equity owners’ long-term interests through performance-based compensation arrangements. Accordingly, the Company does not: provide change in control excise or other tax gross-up provisions for any executives; guarantee any bonuses for the Company’s NEOs; or provide supplemental executive retirement plans. The Company seeks to maintain a quality and performance-oriented culture and a compensation approach that rewards the Company’s NEOs when the Company achieves its goals and objectives, while putting at risk an appropriate portion of their compensation if the Company’s goals and objectives are not achieved. Consistent with this philosophy, the Company has sought to create an executive compensation program that balances short-term versus long-term components and fixed versus contingent payments in ways that the Company believes are most appropriate.
Committee Process.   The Human Capital and Compensation Committee meets as often as necessary to perform its duties and responsibilities. During 2025, the Human Capital and Compensation Committee met five times. The Human Capital and Compensation Committee’s meeting agenda is established by the Company’s Chairman in consultation with the chairman and members of the Human Capital and Compensation Committee. Members of the Human Capital and Compensation Committee receive the agenda and related materials in advance of each meeting. Depending on the meeting’s agenda, such materials may include financial reports regarding the Company’s performance, reports on achievement of individual and Company objectives and information regarding the Company’s compensation programs.
The Human Capital and Compensation Committee periodically reviews overall compensation levels to ensure that performance-based compensation represents a sufficient portion of total compensation to promote and reward executive officers’ contributions to the Company’s performance. All members of the Human Capital and Compensation Committee have extensive experience in the healthcare industry, including a focus on structuring appropriate executive compensation for healthcare companies. In setting the compensation for the NEOs, the Human Capital and Compensation Committee members draw on their collective experience in the healthcare industry and knowledge of investors’ goals. For the 2025 fiscal year, the Human Capital and Compensation Committee did not engage a compensation consultant.
Role of Executive Officers.   At the request of the Human Capital and Compensation Committee, in 2025, the Company’s Chief Executive Officer and the President and Chief Financial Officer participated in Human Capital and Compensation Committee meetings to discuss performance targets and results with the Human Capital and Compensation Committee. However, the Human Capital and Compensation Committee makes the final determination regarding the compensation of the NEOs. Other than the executive officers noted above, no other executive officers participate in determining or recommending the amount or form of executive compensation.
Risk Assessment
The Human Capital and Compensation Committee meets periodically each fiscal year to review the Company’s executive compensation policies and programs to ensure that they are appropriate. The Human Capital and Compensation Committee also determines each year whether incentive compensation will be awarded to the Company’s non-executive employees. After considering the various forms of compensation paid to the Company’s employees, the Human Capital and Compensation Committee has concluded that the

Company’s compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on the following factors:
•
A significant portion of the compensation paid to the Company’s employees who are eligible to receive performance-based compensation consists of base salary, which is not dependent upon the Company’s performance;

•
The Company’s bonus program for executive officers includes safeguards that reduce the incentive to engage in risky behavior. The Company has adopted a compensation recovery policy. The General Recovery Policy (defined below), which is compliant with the NYSE listing standards and Rule 10D-1 of the Exchange Act, provides that in the event of an accounting restatement, the Company will promptly recover from certain current or former executive officers, including the NEOs, the amount of any erroneously awarded cash- or equity-based compensation paid on the basis of the achievement of financial performance measures (further details of the General Recovery Policy are set forth in the Company’s Corporate Governance Documents, which can be found on the Company’s website at https://ir.concentra.com); and

•
Each NEO is required to own a multiple of such NEO’s base salary, as described below under the heading “Stock Ownership Guidelines.” Such ownership interest reduces the incentive for the Company’s executive officers to engage in actions designed to achieve only short-term results.

Consideration of Stockholder Advisory Vote on Executive Compensation
In determining and approving the compensation of our NEOs, the Human Capital and Compensation Committee monitors the results of the Company’s non-binding advisory vote on executive compensation. At the Company’s 2025 Annual Meeting of Shareholders, approximately 78.4% of the votes cast approved, on an advisory basis, the compensation of the Company’s NEOs. The Human Capital and Compensation Committee considered this result as one factor in its evaluation of the Company’s executive compensation program and determined that the strong level of shareholder support indicated endorsement of the Committee’s compensation philosophy and decisions.
Stock Ownership Guidelines
In 2024, the Board of Directors approved a policy, by which the Company requires its Chairman (if employed by the Company) and NEOs to own a number of shares of the Company’s common stock having a value equal to a multiple of their base salary as follows:
Multiple of Base Salary
Chief Executive Officer	3.0x
Chairman (if employed by the Company)	3.0x
President and Chief Financial Officer	3.0x
All Other Named Executive Officers	1.5x
These guidelines represent minimum guidelines; ownership of the Company’s stock beyond these levels is encouraged. The required share ownership will be re-calculated annually on December 31. NEOs will have three years from the date of appointment to such position to comply with these guidelines. Any NEO for whom the guidelines change, whether due to a change in position or otherwise, will have three years from the date of such change to comply with the new guidelines for such NEO.
In determining satisfaction of the required ownership guidelines, the calculation includes stock held directly by the executive officer, including NEOs, or owned either jointly with, or separately by, his or her immediate family members residing in the same household, shares held in trust for the benefit of the executive officer, including NEOs, or his or her immediate family members and all restricted stock with time-based vesting, whether vested or unvested. Stock ownership does not include stock options, stock appreciation rights or the non-vested portion of any performance-based stock award.
These guidelines may be waived at any time at the discretion of the Company’s Nominating, Governance and Sustainability Committee if compliance would create severe hardship or prevent an executive from complying with a court order. It is expected that these instances will be rare.

The Company believes that these guidelines ensure that NEOs hold a sufficient amount of the Company’s common stock to further strengthen the long-term link between the results achieved for the Company’s stockholders and the compensation provided to the NEOs. Further details of the Company’s stock ownership requirements are set forth in the Company’s Stock Ownership Guidelines, which can be found on the Company’s website at https:///ir.concentra.com.
Regardless of whether the applicable minimum ownership requirement has been met, each executive officer, including each NEO, is prohibited from selling, assigning or otherwise transferring any shares received upon the exercise of any stock option or vesting of a time-based or performance-based restricted stock award for a one-year period beginning on the date the underlying stock option is exercised or the time-based or performance-based restricted stock award vests, in each case net of those shares required to pay the exercise price and any taxes due upon exercise or vesting.
Anti-Hedging Policy
In 2024, the Board of Directors adopted a policy to prohibit all employees, including the NEOs, and directors of the Company from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s securities, including, but not limited to, any prepaid forward contracts, options, puts, calls, equity swaps, collars, other derivative instruments or any other similar type of financial transaction entered into for such purpose. Further details of the Company’s anti-hedging policy, as well as other policies that govern participation by the Company’s employees and directors in securities transactions, are set forth in the Company’s insider trading policy, which can be found on the Company’s website at https://ir.concentra.com.
Insider Trading Policy
The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE’s listing standards. A copy of the Company’s insider trading policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Compensation Recovery Policy
The Company has in place a compensation recovery policy. In 2024, the Board of Directors, in compliance with NYSE listing standards, approved a compensation recovery policy for incentive-based compensation (the “General Recovery Policy”), which applies in addition to any other rights of recovery. Under the General Recovery Policy, the Company will promptly recover from certain current or former executive officers, including the NEOs, the amount of any erroneously awarded cash or equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement. Further details of the General Recovery Policy are set forth in the Company’s Corporate Governance Documents, which can be found on the Company’s website at https://ir.concentra.com.
The Company’s equity incentive plans and forms of award agreements under the Concentra Group Holdings Parent, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) clarify that award recipients are subject to compensation recoupment in accordance with the General Recovery Policy described above.
Prohibition of Out of the Money Stock Option or Stock Appreciation Right Buy-Outs
The Company’s equity incentive plans reflect the Company’s existing policy that prohibits the purchase of out of the money stock options or stock appreciation rights for cash or the cancelling of out of the money stock options or stock appreciation rights in exchange for new awards or the lowering of the exercise price of out of the money stock options or stock appreciation rights without the prior approval of the Company’s stockholders.

Elements of Compensation
Executive compensation for any Company fiscal year generally consists of a combination of the following elements, each of which is discussed in further detail in the sections that follow:
•
Base Salary;

•
Awards under the Management Incentive Plan;

•
Equity Compensation;

•
Perquisites and Personal Benefits; and

•
General Benefits.

In addition to the compensation components listed above, each NEO is a party to an employment agreement or offer letter with the Company that provides for post-employment severance payments and benefits in the event of certain qualifying terminations of employment.
In determining the different elements of compensation to provide to the NEOs in any given year, the Human Capital and Compensation Committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the Human Capital and Compensation Committee determines the elements of NEO compensation for any given year in a manner designed to further its goals of rewarding strong financial performance, providing overall compensation opportunities that are sufficient to attract and retain highly skilled NEOs and ensuring that our NEOs’ interests are aligned with those of our stockholders. This may result in the NEOs receiving all cash compensation in some years (through base salary and annual performance-based bonuses) and a combination of cash and equity compensation in other years (through base salary, annual performance-based bonuses and long-term equity awards).
Base Salary
Base salaries are provided to the NEOs to compensate them for services rendered during the year. Consistent with the Company’s philosophy of placing increasing emphasis on performance-based compensation, the base salaries for the NEOs were set at levels which we believe are competitive for the healthcare industry when combined with the Company’s incentive programs.
Concentra Incentive Plans
Concentra Executive Leadership Team Incentive Plan.   Our Executive Leadership Team Management Incentive Plan (the “Management Incentive Plan”) provides certain executives, including our NEOs, the opportunity to earn incentive payments based upon the Company’s achievement of certain EBITDA- and Earnings per Share-based targets for the applicable calendar year. Participants in good standing, including the NEOs, are eligible to receive a cash payment equal to a pre-set percentage of their base salary (75% for 2025 for all but Mr. DiCanio (100%) and Mr. Newton (125%)), with the EBITDA component weighted at 60% and the EPS component weighted at 40%. The applicable goal multiplier for each component is associated with the Company’s level of achievement for the applicable plan year, with multipliers ranging from 0% (below threshold) up to 200% (at maximum achievement). The goal multipliers are subject to increase through linear interpolation for incremental achievement between the applicable pre-determined milestone levels. Under the Management Incentive Plan, we have the discretion to adjust any financial target (whether positively or negatively) based on the effects of unusual events or the effects of any acquisition or other factor that we deem to have inappropriately influenced actual performance. For the 2025 plan year, EBITDA targets under the Management Incentive Plan (as outlined in the plan document) range from a minimum of $407,000,000 to a maximum of $431,000,000, and EPS targets range from a minimum of $1.2138 to a maximum of $1.3543.

Equity Compensation
2025 Annual Awards.   On November 4, 2025, the Human Capital and Compensation Committee awarded restricted shares of the Company’s common stock to each of the NEOs pursuant to the 2024 Plan, with such shares vesting equally on each of the first four anniversaries of the grant date, generally subject to the applicable NEO’s continued employment with the Company through such vesting dates. The number of restricted shares awarded to each NEO is set forth in the table below. The terms of the awards provide for pro-rata vesting of any then-unvested restricted shares of the Company’s common stock in the event that such NEO’s employment is terminated due to death, “disability” (as defined in the 2024 Plan) or upon such NEO’s termination of employment following a “change in control” (as defined in the 2024 Plan), but only to the extent that such shares would vest in the 12 month vesting period including that termination event.
Name of Executive	Shares of Restricted Stock Granted
William K. Newton	225,000
Matthew T. DiCanio	180,000
John A. deLorimier	60,000
John Anderson	60,000
Timothy Ryan	60,000
In making such restricted stock grants, the Human Capital and Compensation Committee believed that the annual long-term equity award opportunities for the NEOs were in line with the annual long-term equity award opportunities for their counterparts at comparable companies.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits that it and the Human Capital and Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain highly skilled NEOs. The Human Capital and Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.
Attributed costs of the perquisites and personal benefits described above for the NEOs for the fiscal year ended December 31, 2025, are included in the “Summary Compensation Table,” below.
General Benefits
The NEOs are also eligible to participate in the Company’s broad-based employee benefit plans, including group health and dental plans, short term and long term disability plans, life insurance plan (at an amount equal to 100% of base salary) and the Company’s 401(k) plan on the same terms and conditions as those plans are available to the Company’s employees generally.
Employment Agreements
We have entered into employment agreements with each of the NEOs (together, the “Employment Arrangements”). Each of the Employment Arrangements provide for the basic terms and conditions of the NEOs’ employment.
Under his Employment Arrangement, in the event that Mr. DiCanio’s employment is terminated by the Company without “cause” (as defined in his Employment Arrangement), in addition to any earned but unpaid base salary through the date of such termination of employment, Mr. DiCanio will receive eighteen months of continued base salary subject to his execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain post-employment restrictive covenants. In such an event, Mr. DiCanio will also receive a payment in respect of any earned but unpaid bonus relating to any full fiscal year completed prior to his termination of employment. In the event that Mr. DiCanio resigns from his employment following the Company’s material reduction of his role and responsibilities or annual base salaries, or upon the occurrence of a change of control of the Company or after the Company has required Mr. DiCanio to relocate to a place more than 50 miles from Addison, Texas, Mr. DiCanio will be entitled to receive the severance described above.
Under his Employment Arrangement, in the event that Mr. deLorimier’s employment is terminated by the Company without “cause” (as defined in his Employment Arrangement), in addition to any earned but unpaid base salary through the date of such termination of employment, Mr. deLorimier will receive nine months of continued base salary subject to his execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain post-employment restrictive covenants. Mr. deLorimier will not continue to accrue employer benefits, such as paid time off, health and dental insurance, short or long-term disability, life insurance etc. after such date of termination. Mr. deLorimier shall be entitled to pro rata salary through the date of such termination and, if applicable, any severance benefits payable in connection with the Company’s termination of Mr. deLorimier without cause. Mr. deLorimier shall not be entitled to the pro rata portion of any incentive compensation (bonuses, etc.) accrued but not yet paid as of the date of termination.
Under his Employment Arrangement, in the event that the Company terminates Mr. Newton’s employment without “cause” (as defined in Mr. Newton’s Employment Arrangement) or in the event that Mr. Newton resigns his employment with the Company for “good reason” (as defined in Mr. Newton’s Employment Arrangement and includes a change of control of the Company), in addition to any earned and unpaid base salary through the date of such termination of employment, payment in respect of any earned and unused vacation time, and reimbursement of unreimbursed business expenses through the date of such termination of employment, Mr. Newton will receive (i) any earned but unpaid bonus relating to any full fiscal year completed prior to such termination of employment, (ii) continuation of his base salary for a period of twenty four months, (iii) a pro rata portion of his annual bonus for the fiscal year in which such termination of employment occurs based on actual performance, and paid when such bonuses would otherwise be paid to Company executives; provided that, if such pro rata bonus described in (iii) is less than the greater of (x) Mr. Newton’s target bonus for the fiscal year that includes his termination of employment or (y) the average of the three annual bonuses paid to Mr. Newton immediately prior to such termination of employment (the greater of (x) or (y), the “severance bonus”), then Mr. Newton will be eligible for an additional payment equal to the positive difference between the severance bonus and the bonus amount payable to Mr. Newton in respect of item (iii) above. The severance payable to Mr. Newton described above is conditioned upon Mr. Newton’s execution and non-revocation of a release of claims in favor of the Company, and his continued compliance with certain post-employment restrictive covenants.
Under his Employment Arrangement, in the event that the Company terminates Dr. Anderson’s employment without “cause” (as defined in Dr. Anderson’s Employment Arrangement), in addition to any earned and unpaid base salary through the date of such termination of employment, Dr. Anderson will receive (i) any earned but unpaid bonus relating to any calendar year completed prior to such termination of employment and (ii) continuation of his base salary for up to fifty-two weeks (based on years of service), subject to his execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain post-employment restrictive covenants. In the event that Dr. Anderson resigns his employment following the Company’s failure to comply with any material provision of his Employment Arrangement, a material reduction of his annual base salary, or after the Company has required Dr. Anderson to relocate to a place more than 40 miles from Bingham Farms, Michigan, he will be entitled to receive the severance described above.
Under his Employment Arrangement, in the event that the Company terminates Mr. Ryan’s employment without “cause,” Mr. Ryan will receive severance benefits in the form of (i) salary continuation of twelve months of his base salary and (ii) a pro-rata portion of Mr. Ryan’s annual target incentive bonus for the year in which Mr. Ryan’s termination occurs, subject to his execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain post-employment restrictive covenants. In the event that Mr. Ryan terminates his employment within 90 days after the occurrence of a Termination Event (as defined in Mr. Ryan’s Employment Arrangement), Mr. Ryan will be entitled to receive the severance described above.
Under the Employment Arrangements, each NEO is subject to ongoing confidentiality obligations, as well as a two-year post-employment non-competition and non-solicitation restriction (one year for Dr. Anderson in both cases).

Additional information regarding the Employment Arrangement with each of our NEOs, including a quantification of amounts that would have been received by each NEO that is currently employed by the Company had their employment terminated on December 31, 2025, is provided in the section titled “Potential Payments upon Termination or Change in Control.”
Tax and Accounting Considerations
The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) of the Code generally denies a deduction to any publicly held corporation for compensation exceeding $1,000,000 paid in a taxable year to the Chief Executive Officer, the Chief Financial Officer, or any one of the next three most highly compensated officers (other than the Chief Executive Officer and the Chief Financial Officer) serving in such capacity at any time during the taxable year, or any other individual who was a “covered employee” (within the meaning of Section 162(m) of the Code then in effect) for any taxable year beginning after December 31, 2016. The Human Capital and Compensation Committee considers the impact of this cap on deductibility on the compensation that it intends to award, and may structure compensation such that it is not deductible if it determines that doing so is appropriate and consistent with the Company’s executive compensation program. When establishing executive compensation, the Human Capital and Compensation Committee considers the effect of various forms of compensation on the Company’s financial results. In particular, the Human Capital and Compensation Committee considers the potential impact, on current and future financial results, of all equity compensation that it approves.
Summary Compensation Table
This Summary Compensation Table summarizes the total compensation earned by each NEO for each of the 2025, 2024 and 2023 fiscal years.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William K. Newton Chief Executive Officer (Principal Executive Officer)	2025	843,077	—	4,356,000	2,125,000	75,436	7,399,513
	2024	700,000	175,000	5,195,250	971,250	33,661	7,075,161
	2023	700,000	—	999,986	1,670,550	3,661,491	7,032,027
Matthew T. DiCanio President and Chief Financial Officer (Principal Financial Officer)	2025	573,846	—	3,484,800	1,150,000	59,228	5,267,874
	2024	550,000	175,000	4,156,200	1,669,458	5,715	6,556,373
	2023	495,192	—	—	645,000	496,219	1,636,411
John A. deLorimier Executive Vice President, Chief Information and Technology Officer	2025	450,000	—	1,161,600	675,000	28,284	2,314,884
	2024	450,000	—	1,385,400	973,706	10,409	2,819,515
	2023	450,000	—	—	435,375	495,395	1,380,770
Timothy Ryan Executive Vice President and Chief Legal Counsel	2025	450,000	—	1,161,600	675,000	25,986	2,312,586
John Anderson Executive Vice President, Chief Medical Officer	2025	450,000	—	1,161,600	675,000	25,764	2,312,364
	2024	450,000	—	1,385,400	973,706	7,826	2,816,932

All Other Compensation
Named Executive Officer	Year	401(k) Matching Contributions ($)	Group Term Life Insurance ($)	Dividends Paid on Unvested Shares of Restricted Stock ($)(5)	Auto Allowance ($)	Total ($)
William K. Newton	2025	5,075	3,564	66,797	—	75,436
Matthew T. DiCanio	2025	5,250	540	53,438	—	59,228
John A. deLorimier	2025	4,375	6,096	17,813	—	28,284
Timothy Ryan	2025	2,077	6,096	17,813	—	25,986
John Anderson	2025	3,625	4,326	17,813	—	25,764

(1)
The amounts reported in this column for 2024 represent discretionary bonuses earned by each NEO in connection with the initial public offering of the Company’s common stock.

(2)
The dollar amounts reported in this column represent the grant date fair value calculated according to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) of restricted stock awards granted in the applicable fiscal year. See Note 14 to the Company’s Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating fair value pursuant to ASC 718. The amounts reported in this column for Mr. Newton for the 2023 fiscal year relates to restricted stock awards of Select Medical Holdings Corporation (“Select”).

(3)
The amounts reported in this column for 2025 represent the bonuses earned by each NEO in respect of the 2025 fiscal year, as described above in the section titled “Concentra Executive Leadership Team Incentive Plan.” The amounts reported in this column for 2024 represent the bonuses earned by each NEO in respect of the 2024 fiscal year, and the amounts reported in this column for 2023 represent the bonuses earned by each NEO in respect of the 2023 fiscal year. All such bonuses were paid following the fiscal year to which they relate.

(4)
The items reported in this column for 2025 are described in the “All Other Compensation” table above.

(5)
The amounts reported in this column represent dividends paid on unvested shares of Concentra restricted stock since such amounts are not factored into the grant date fair value shown in the Stock Awards column of the “Summary Compensation Table.”

Grants of Plan-Based Awards
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
William K. Newton
2025 RSA Grant	11/04/2025				225,000	4,356,000
Concentra Executive Leadership Team Incentive Plan	01/09/2025	212,500	1,062,500	2,125,000
Matthew T. DiCanio
2025 RSA Grant	11/04/2025				180,000	3,484,800
Concentra Executive Leadership Team Incentive Plan	01/09/2025	115,000	575,000	1,150,000
John A. deLorimier
2025 RSA Grant	11/04/2025				60,000	1,161,600
Concentra Executive Leadership Team Incentive Plan	01/09/2025	67,500	337,500	675,000
Timothy Ryan
2025 RSA Grant	11/04/2025				60,000	1,161,600
Concentra Executive Leadership Team Incentive Plan	01/09/2025	67,500	337,500	675,000
John Anderson
2025 RSA Grant	11/04/2025				60,000	1,161,600
Concentra Executive Leadership Team Incentive Plan	01/09/2025	67,500	337,500	675,000

(1)
The amounts reported in this column represent the restricted stock awards granted to the NEOs under the 2024 Plan on November 4, 2025, which equals the number of shares granted, multiplied by the closing price of the Company’s common stock on the date of grant ($19.36).

Outstanding Equity Awards at Fiscal Year End
		Stock Awards(1)
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
William K. Newton	11/04/2025	225,000	4,428,000
	11/26/2024	168,750	3,321,000
Matthew T. DiCanio	11/04/2025	180,000	3,542,400
	11/26/2024	135,000	2,656,800
John A. deLorimier	11/04/2025	60,000	1,180,800
	11/26/2024	45,000	885,600
Timothy Ryan	11/04/2025	60,000	1,180,800
	11/26/2024	45,000	885,600
John Anderson	11/04/2025	60,000	1,180,800
	11/26/2024	45,000	885,600

(1)
These restricted stock awards were granted under the 2024 Plan.

(2)
Generally subject to the applicable NEO’s continued employment on the vesting date, these shares of restricted stock of the Company vest equally on each of the first four anniversaries of the date of grant. In addition, a pro rated portion of these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(3)
Represents the value of unvested shares of restricted stock of the Company, as of December 31, 2025, based on the closing price of the Company’s common stock on December 31, 2025 ($19.68 per share).

Option Exercises and Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
William K. Newton	56,250	1,183,500
Matthew T. DiCanio	45,000	946,800
John A. deLorimier	15,000	315,600
Timothy Ryan	15,000	315,600
John Anderson	15,000	315,600

(1)
This column represents the number of shares of common stock which were vested on November 26, 2025 in connection with grants of restricted stock.

(2)
This column represents the product of (x) the number of vested shares, multiplied by (y) the opening market price of the Company’s common stock on the date of vesting. The market price of the Company’s common stock was $21.04 per share for the vesting date of November 26, 2025.

Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments during the 2025 fiscal year that were close in time to the release of material nonpublic information.
Potential Payments upon Termination or Change in Control
Each of our NEOs may be entitled to certain payments upon termination of employment or a change in control, as described below.
Termination of Employment Not in Connection with a Change in Control
Mr. Newton.   As described above, under his Employment Arrangement, in the event that the Company terminates Mr. Newton’s employment without “cause” (as defined in Mr. Newton’s Employment Arrangement) or in the event that Mr. Newton resigns his employment with the Company for “good reason” (as defined in Mr. Newton’s Employment Arrangement and includes a change of control of the Company), in addition to any earned and unpaid base salary through the date of such termination of employment, payment in respect of any earned and unused vacation time, reimbursement of unreimbursed business expenses through the date of such termination of employment and vested amounts or benefits under the Company’s or Select’s employee benefit plans (collectively, the “Final Compensation”), Mr. Newton will receive (i) any earned but unpaid bonus relating to any full fiscal year completed prior to such termination of employment, (ii) continuation of his base salary for a period of twenty four months, (iii) a pro rata portion of his annual bonus for the fiscal year in which such termination of employment occurs based on actual performance, and paid when such bonuses would otherwise be paid to Company executives; provided that, if such pro rata bonus described in (iii) is less than the greater of (x) Mr. Newton’s target bonus for the fiscal year that includes his termination of employment or (y) the average of the three annual bonuses paid to Mr. Newton immediately prior to such termination of employment (the greater of (x) or (y), the “severance bonus”), then Mr. Newton will be eligible for an additional payment equal to the positive difference between the severance bonus and the bonus amount payable to Mr. Newton in respect of item (iii) above. The severance payable to Mr. Newton described above is conditioned upon Mr. Newton’s execution and non-revocation of a release of claims in favor of the Company, and his continued compliance with certain post-employment restrictive covenants. In the event that Mr. Newton’s employment is terminated due to his death or “disability” (as defined in Mr. Newton’s Employment Arrangement), Mr. Newton or his estate will receive the Final Compensation as well as any earned but unpaid bonus relating to any full fiscal year completed prior to such termination of employment.
Mr. DiCanio.   As described above, under, Mr. DiCanio’s Employment Arrangement, in the event that Mr. DiCanio’s, employment is terminated by the Company without “cause” (as defined Mr. DiCanio’s Employment Arrangement), in addition to any earned but unpaid base salary through the date of such termination of employment, Mr. DiCanio will receive eighteen months of continued base salary, subject to his execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain post-employment restrictive covenants. In such an event, Mr. DiCanio will also receive a payment in respect of any earned but unpaid bonus relating to any full fiscal year completed prior to his termination of employment. In the event that Mr. DiCanio resigns his employment following the Company’s material reduction of his role and responsibilities or annual base salary, or after the Company has required him to relocate to a place more than 50 miles from Addison, Texas, Mr. DiCanio will be entitled to receive the severance described above.
Mr. deLorimier.   As described above, under Mr. deLorimier’s Employment Arrangement, in the event that Mr. deLorimier’s employment is terminated by the Company without “cause” (as defined in Mr. deLorimier’s Employment Arrangement), in addition to any earned but unpaid base salary through the date of such termination of employment, Mr. deLorimier will receive nine months of continued base salary, subject to his execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain post-employment restrictive covenants.
Dr. Anderson.   As described above, under Dr. Anderson’s Employment Arrangement, in the event that Dr. Anderson’s employment is terminated by the Company without “cause” (as defined in Dr. Anderson’s Employment Arrangement), in addition to any earned but unpaid base salary through the date of such termination of employment, Dr. Anderson will receive (i) any earned but unpaid bonus relating to any calendar year completed prior to such termination of employment and (ii) continuation of his base salary for a period equal to two weeks per year of service with the Company up to fifty-two weeks, subject to his execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain post-employment restrictive covenants. In the event that Dr. Anderson resigns his employment following the Company’s failure to comply with any material provision of his Employment Arrangement, a material reduction of his annual base salary, or after the Company has required Dr. Anderson to relocate to a place more than 40 miles from Bingham Farms, Michigan, Dr. Anderson will be entitled to receive the severance described above.
Mr. Ryan.   As described above, under his Employment Arrangement, in the event that the Company terminates Mr. Ryan’s employment without “cause,” Mr. Ryan will receive severance benefits in the form of (i) salary continuation of twelve months of his base salary and (ii) a pro-rata portion of Mr. Ryan’s annual target incentive bonus for the year in which Mr. Ryan’s termination occurs, subject to his execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain post-employment restrictive covenants. In the event that Mr. Ryan terminates his employment within 90 days after the occurrence of a Termination Event (as defined in Mr. Ryan’s Employment Arrangement), Mr. Ryan will be entitled to receive the severance described above.

Set forth in the table below are the amounts that would be payable to each of the NEOs upon termination of employment without cause/due cause, for good reason or due to death or disability, and not in connection with a change in control, assuming that such termination occurred on December 31, 2025.
	Without Cause/Without Due Cause				For Good Reason(1)				Death		Disability
Name	Base Salary ($)	Bonus ($)(2)	Pro-Rata Bonus ($)	Equity Pro-Rata Vesting Value ($)(3)	Base Salary ($)	Bonus ($)(2)	Pro-Rata Bonus ($)	Equity Pro-Rata Vesting Value ($)	Bonus ($)(2)	Equity Pro-Rata Vesting Value ($)(3)	Bonus ($)(2)	Equity Pro-Rata Vesting Value ($)(3)
William K. Newton	1,700,000	2,125,000	—	—	1,700,000	2,125,000	—	—	2,125,000	279,025	2,125,000	279,025
Matthew T. DiCanio	862,500	1,150,000	—	—	862,500	1,150,000	—	—	—	223,220	—	223,220
John A. deLorimier	337,500	—	—	—	337,500	—	—	—	—	74,407	—	74,407
Timothy Ryan	450,000	675,000	—	—	450,000	675,000	—	—	—	74,407	—	74,407
John Anderson	450,000	675,000	—	—	450,000	675,000	—	—	—	74,407	—	74,407

(1)
For purposes of this table, for Mr. Newton, good reason shall be as defined in his Employment Arrangement as described above in Potential Payments upon “Termination or Change in Control: Termination of Employment Not in Connection with a Change in Control — Mr. Newton.” For purposes of this table, for Messrs. DiCanio, Ryan and Anderson, the term good reason shall mean their respective resignation rights described above in “Termination or Change in Control: Termination of Employment Not in Connection with a Change in Control - Mr. DiCanio,” “Termination or Change in Control: Termination of Employment Not in Connection with a Change in Control — Dr. Anderson” and “Termination or Change in Control: Termination of Employment Not in Connection with a Change in Control — Mr. Ryan,” respectively.

(2)
Amounts in this column reflect earned and unpaid bonuses relating to 2025 due to the assumption that the terminations of employment in this table will occur on December 31, 2025.

(3)
The amounts in these columns represent the value of 393,750, 315,000, 105,000, 105,000, and 105,000 shares of restricted stock vesting on December 31, 2025, for Messrs. Newton, DiCanio, deLorimier, Anderson, and Ryan, respectively, based on the closing price of the Company’s common stock on December 31, 2025 ($19.68 per share). The number of shares of restricted stock vesting on such date is determined, with respect to each applicable outstanding award, by multiplying the number of shares of restricted stock granted to the applicable NEO under such award by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2025 and (y) the total number of days in the vesting period.

Change in Control
Because we do not provide tax gross-ups or enhanced severance benefits in the event of a change in control, the amounts set forth above reflect the amounts that would be payable to each of the NEOs upon the occurrence of such terminations of employment in connection with a change in control, assuming that the relevant events occurred on December 31, 2025.
Pay Ratio
The Company analyzed the total annual compensation for all of its employees and the employees of its consolidated subsidiaries, other than our Chief Executive Officer, in order to identify the employee with the median total annual compensation. In making this determination, the Company examined only payroll records of individuals who were employed by the Company or one of its consolidated subsidiaries on December 31, 2025. The Company annualized the compensation of individuals who commenced employment after January 1, 2025, but did not apply any other adjustments to the data. After the median compensated employee was identified, that employee’s total annual compensation for fiscal year 2025 was determined in the same manner as if such individual was a named executive officer for 2025 whose compensation was required to be determined in accordance with SEC rules and reported in our “Summary Compensation Table” on page 17. Based on the foregoing, the total annual compensation of such employee, as determined in accordance with SEC rules, was $53,008. As provided in our Summary Compensation Table, the total annual compensation for our Chief Executive Officer for the 2025 fiscal year was $7,399,513, which was 140 times the total annual compensation of our median compensated employee for the 2025 fiscal year.
The above figures were reported in accordance with SEC rules. However, the Company believes that a more accurate disclosure would exclude “per diem” employees who have no set work schedule and work only on an as-needed basis, which may be a few times a year. If these “per diem” employees were excluded from the determination of our median compensated employee for the 2025 fiscal year, the total annual compensation of our median compensated employee would be $61,794, resulting in a ratio of the total annual compensation of our Chief Executive Officer to such employee of 120:1.
Because a significant amount of our Chief Executive Officer’s compensation for 2025 was in the form of equity compensation, and only a very small number of our employees receive equity compensation, we thought it would be helpful to our stockholders to see how the above ratios are impacted by excluding equity compensation. Excluding equity compensation, the total annual compensation of our median compensated employee remains unchanged and the total annual compensation for our Chief Executive Officer would be $3,043,513, resulting in a ratio of 57:1 if “per diem” employees are included and a ratio of 49:1 if “per diem” employees are not included.
Pay Versus Performance
The Company’s compensation objectives and philosophy, which are discussed further above, are designed to reward the contributions of its NEOs to the Company’s financial performance and provide compensation which is sufficient to attract and retain individuals who are motivated to contribute to the Company’s financial performance. To achieve these goals, the Company has implemented incentive plans which tie a substantial portion of each NEO’s compensation to pre-determined financial goals.
For the year ended December 31, 2025, the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s financial performance were as follows:
i.
Adjusted EBITDA

ii.
Earnings per Share

The following table summarizes the executive compensation earned by the Company’s Principal Executive Officer (“PEO”) and other NEOs, the executive compensation actually paid to the Company’s PEO and other NEOs, and certain financial performance measures of the Company for the years ended December 31, 2025, the year in which the Company had its initial public offering.
Year(1)(2)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)	Adjusted EBITDA ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2025	7,399,513	7,389,951	3,051,927	3,048,102	88.86	110.42	172,849,000	431,863,000
2024	7,075,161	6,330,411	3,530,075	3,252,035	88.24	93.19	171,897,000	376,856,000

(1)
The PEO is William Newton for 2025. The non-PEO NEOs are Matthew DiCanio, John deLorimier, John Anderson, and Timothy Ryan for 2025.

(2)
The PEO was William Newton for 2024. The non-PEO NEOs were Matthew DiCanio, John deLorimier, John Anderson, Su Zan Nelson and Michael Kosuth for 2024.

The following table outlines the adjustments made to the compensation earned by the Company’s PEO and other NEOs, as presented in the Summary Compensation Table on page 17, to derive the compensation actually paid to the Company’s PEO and other NEOs.
		Adjustments
Year	Summary Compensation Table Total ($)	Less: Reported Value of Stock Awards ($)(1)	Plus: Year End Fair Value of Restricted Stock Awards Granted During the Year ($)(2)(3)	Plus: Change in Fair Value of Outstanding and Unvested Restricted Stock Awards ($)(2)(3)	Plus: Change in Fair Value of Restricted Stock Awards Granted in Prior Years that Vested During the Year ($)(2)(3)	Compensation Actually Paid ($)
PEO
2025	7,399,513	4,356,000	4,428,000	(16,875)	(64,687)	7,389,951
2024	7,075,161	5,195,250	4,450,500	—	—	6,330,411
Non-PEO NEOs(4)
2025	3,051,927	1,742,400	1,771,200	(6,750)	(25,875)	3,048,102
2024	3,530,075	1,939,560	1,661,520	—	—	3,252,035

(1)
Represents the grant date fair value of restricted stock awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year.

(2)
Adjustments are equal to (i) the year-end fair value of restricted stock awards granted during the applicable year that are outstanding and unvested as of the end of the year, (ii) the amount of the change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any restricted stock awards granted in prior years that are outstanding and unvested as of the end of the applicable year, and (iii) for restricted stock awards granted in prior years that vest in the applicable year, an amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year).

(3)
Restricted stock awards are valued using the market price of our stock. The closing market price of our stock was $19.68 on December 31, 2025.

(4)
Figures for the non-PEO NEOs in this table represent the averages for the group of non-PEO NEOs.

Relationship between Pay and TSR
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs, the cumulative total stockholder return (“TSR”) on $100 invested in the Company at the close of the market on July 25, 2024, with dividends being reinvested on the date paid through December 31, 2025, and the cumulative TSR of the S&P Health Care Services Select Industry Index (SPSIHP). The SPSIHP TSR is calculated in a similar manner as the Company’s TSR.

TOTAL SHAREHOLDER RETURN
COMPENSATION ACTUALLY PAID (IN MILLIONS)
115.00
110.00
105.00
100.00
95.00
90.00
85.00
15.0
12.0
9.0
6.0
3.0
0.0
$110.42
$93.19
$88.24
$88.86
$6.3
$3.3
$7.4
$3.0
July 25, 2024
December 31, 2024
December 31, 2025
COMPENSATION: PEO
COMPENSATION: NON-PEO NEOs
TSR: Concentra Group Holdings Parent, Inc.
TSR: SPSIHP

Relationship between Pay and Adjusted EBITDA
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs and the Company’s Adjusted EBITDA.

600.0
450.0
300.0
150.0
0.0
ADJUSTED EBITDA (IN MILLIONS)
16.0
12.0
8.0
4.0
0.0
COMPENSATION ACTUALLY PAID (IN MILLIONS)
$376.9
$431.9
$6.3
$3.3
$7.4
$3.0
December 31, 2024
December 31, 2025
COMPENSATION: PEO
COMPENSATION: NON-PEO NEOs
ADJUSTED EBITDA

Relationship between Pay and Net Income
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs and the Company’s net income.

600.0
450.0
300.0
150.0
0.0
NET INCOME
(IN MILLIONS)
16.0
12.0
8.0
4.0
0.0
COMPENSATION ACTUALLY PAID
(IN MILLIONS)
$171.9
$172.8
$6.3
$3.3
$7.4
$3.0
December 31, 2024
December 31, 2025
COMPENSATION: PEO
COMPENSATION: NON-PEO NEOs
NET INCOME

Director Compensation
The Company pays director fees to its non-employee directors. All directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or Board committees. In fiscal year 2025, non-employee directors received cash compensation in the amount of $12,500 per quarter. The non-employee directors also received $3,000 per Board meeting attended in person and $600 per Board meeting attended telephonically. In addition, non-employee directors received the following fees for their participation on committees of the Board:
Committee	Compensation for Meeting Attended in Person	Compensation for Meetings Attended Telephonically	Additional Compensation for Committee Chairman
Audit and Compliance Committee	$3,000 ($4,000 if held independent of a Board meeting)	$1,500	$1,000 per meeting attended in person; $500 per meeting attended telephonically
Quality of Care and Patient Safety Committee	$2,000 ($3,000 if held independent of a Board meeting)	$1,000	$1,000 per meeting attended in person; $500 per meeting attended telephonically
All Other Committees	$1,000 ($2,000 if held independent of a Board meeting)	$500	N/A
Additional fees may be paid for service on other committees established by the Board of Directors from time to time.
Equity Awards
On November 4, 2025, the Human Capital and Compensation Committee granted shares of restricted stock under the 2024 Plan to each of the Company’s non-employee directors. Each of Mr. Gopal and Ms. Bonner received 15,496 shares of restricted stock, pursuant to which 50% of each grant (the onboarding grant) vests equally on each of the first five anniversaries of the date of the grant and 50% of each grant (the annual grant) vests after the first anniversary of the date of the grant. Each of Mr. Ortenzio, Dr. Pegus, Mr. Thomas and Dr. Watkins received 7,748 shares of restricted stock, pursuant to which each grant vests after the first anniversary of the date of the grant.
Stock Ownership Guidelines
The Company’s non-employee directors are required to own shares of the Company’s common stock with a value of at least five times the director’s annual cash compensation (excluding meeting attendance fees). This represents a minimum guideline; ownership of the Company’s stock beyond this level is encouraged. The required share ownership is re-calculated annually on December 31. Directors will have three years from the date of his or her appointment to comply with these guidelines. Additional details on the Company’s stock ownership requirements, which apply to the Company’s directors (as well as to the NEOs), are included in the Section titled “Stock Ownership Guidelines” under “Executive Compensation — Compensation Discussion and Analysis” above.
Director Compensation Table
The following table shows information concerning the compensation that the Company’s non-employee directors earned during the fiscal year ended December 31, 2025. The quarterly retainers, committee-chair retainers and the attendance fees are payable in cash at the end of each quarter. Directors can elect in advance to have all or part of their quarterly retainer fees paid in fully-vested shares of the Company’s common stock. We note that Mr. Newton does not receive any additional compensation in respect of his board service. Mr. Ortenzio has elected to waive payment of cash compensation in connection with his board service for the term of the Transition Services Agreement between the Company and Select. See “Certain Relationships, Related Transactions and Director Independence — Transition Services Agreement.”

Name	Fees Earned ($)	Stock Awards ($)(1)	Total ($)
William K. Newton	—	—	—
Robert A. Ortenzio	—	150,001	150,001
Daniel J. Thomas	96,690	150,001	246,691
Dr. Cheryl Pegus	91,216	150,001	241,217
Dr. Marc R. Watkins	91,993	150,001	241,994
Brigid A. Bonner	40,402	300,002	340,404
Vipin Gopal	42,487	300,002	342,489

(1)
The dollar amounts reported in this column represent the grant date fair market value (calculated in accordance with ASC 718) of stock awards granted during the 2025 fiscal year. See Note 14 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating fair value pursuant to ASC 718. As of December 31, 2025, the total number of outstanding unvested stock awards held by each director listed in the table above is set forth below.

Name	Shares Outstanding Subject to Unvested Stock Awards (#)
William K. Newton	—
Robert A. Ortenzio	12,945
Daniel J. Thomas	12,945
Dr. Cheryl Pegus	12,945
Dr. Marc R. Watkins	12,945
Brigid A. Bonner	15,496
Vipin Gopal	15,496

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
The SEC’s rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Any proposal of a stockholder intended to be included in the Company’s proxy statement and form of proxy/voting instruction card for the 2026 Annual Meeting of Stockholders must comply with the proxy submission rules of the SEC. Pursuant to Rule 14a-8 of the SEC’s rules, any such stockholder proposal intended to be included in the Company’s 2027 Annual Meeting Proxy Statement must be received by the Company’s Secretary at the address listed below no later than 120 calendar days prior to the anniversary date of the release of the Company’s 2026 Annual Meeting Proxy Statement, unless the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2026 Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send proxy materials. In order to be included in the Company’s 2027 Annual Meeting Proxy Statement pursuant to Rule 14a-8, any stockholder proposal must be received by the Secretary at the address listed below by November 17, 2026, which is 120 days prior to the anniversary date of the release of the 2026 Annual Meeting Proxy Statement.
In addition, the Company’s Amended and Restated Bylaws require that the Company be given advanced notice of stockholder proposals containing nominations for election to the Board of Directors or other matters which stockholders wish to present for action at an annual meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The Company’s Amended and Restated Bylaws separately require that any stockholder proposal intended to be brought before the annual meeting of stockholders, including a proposal nominating one or more persons for election as directors, be received in writing by the Company’s Secretary or Assistant Secretary at the address listed below not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company first released its proxy materials for the preceding year’s annual meeting, or between November 17, 2026 and December 17, 2026 for the 2027 Annual Meeting, provided, however, that in the event that the date of the 2027 Annual Meeting is advanced by more than 30 days, or delayed by more than 30 days, from the first anniversary of the 2026 Annual Meeting, or if no annual meeting was held in the preceding year, the notice must be delivered by the tenth day following the day on which public announcement of the date of such meeting is first made. The Company’s Amended and Restated Bylaws set forth certain informational requirements for stockholders’ nominations of directors and other proposals.
For any proposal that is not submitted for inclusion in the 2027 Proxy Statement but is instead sought to be presented directly at the 2027 Annual Meeting of Stockholders in accordance with the provisions of the Company’s Amended and Restated Bylaws, SEC rules permit management to vote proxies in its discretion if (a) in certain cases, the Company received notice of the proposal before the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement and advises stockholders in the 2027 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company did not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement.
Stockholders must send such proposals to: Timothy F. Ryan, Executive Vice President and Chief Legal Counsel, Concentra Group Holdings Parent, Inc., 5080 Spectrum Drive, Suite 1200W, Addison, Texas, 75001.

ELECTION OF DIRECTORS
PROPOSAL #1
The Company’s Amended and Restated Bylaws provide that the Company’s business shall be managed by the Board of Directors with at least five, and no more than eleven, members as determined by the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. The Company’s Board of Directors is currently comprised of seven members. At the 2026 Annual Meeting, the stockholders will elect three Class II directors to hold office until the annual meeting of stockholders in 2029 and until their respective successors have been duly elected and qualified. The Board of Directors is divided into three classes, as nearly equal in number as possible, serving staggered three-year terms, the term of one class of directors to expire each year. The term of the current Class II directors expires at the 2026 Annual Meeting. Upon the recommendation of the Nominating, Governance and Sustainability Committee, the Board of Directors has nominated William K. Newton, Marc R. Watkins, M.D. and Vipin Gopal. Each individual is currently serving as a director and has indicated a willingness to continue serving as a director. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” the election of Messrs. Newton and Gopal and Dr. Watkins. The three nominees will be elected if each receives affirmative votes from a majority of the votes cast for such nominee’s election. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board of Directors may recommend.
Set forth below is information regarding each nominee for director.
Directors and Nominees
The members of the Board of Directors following the 2026 Annual Meeting, including the nominees for Class II directors, together with certain information about them, are set forth below.
Name	Age	Director Since	Term Expires	Positions with the Company
Class I Directors
Daniel J. Thomas	67	2024	2028	Director, Lead Director
Cheryl B. Pegus	62	2024	2028	Director
Class II Directors
William K. Newton	62	2024	2026	Director, Chief Executive Officer
Marc R. Watkins	56	2024	2026	Director
Vipin Gopal	55	2025	2026	Director
Class III Directors
Robert A. Ortenzio	68	2024	2027	Director, Chairman
Brigid A. Bonner	65	2025	2027	Director
Daniel J. Thomas has served as a director of the Company since June 2024 and as a director of Select since July 2019. Mr. Thomas currently serves on the board of directors of National Partners in Healthcare, Revelohealth and Equalis Group LLC and previously served on the board of directors of Healthcare Highways, Inc. and Accentcare, Inc. In addition, from June 2018 through January 2019, Mr. Thomas served as President and CEO of National Partners in Healthcare. From 2011 until his retirement in 2017, Mr. Thomas served as President, Chief Executive Officer and a board member of Provista, Inc. Prior to Provista, Mr. Thomas served as Chief Executive Officer and a board member of Viant, Inc. Before the formation of Viant, from 1993 through 2007, Mr. Thomas spent 14 years with the Company and held the positions of President, Chief Executive Officer and Chief Operating Officer.
Cheryl B. Pegus, MD, MPH has served as a director since July 2024. Dr. Pegus is currently the Chief Executive Officer and Chair of Intellihealth, Inc. d/b/a FlyteHealth, a position she has held since August 2025. Dr. Pegus has more than 30 years of experience across the healthcare sector, serving as a member of the Board of Directors of Boston Scientific (NYSE: BSX), and as a partner at Morgan Health focused on improving the quality, affordability and equity of health care. Dr. Pegus is also President of Caluent, LLC, a healthcare analytics and advisory company she has owned since 2012. Dr. Pegus previously served as Executive Vice President of Health & Wellness for Walmart from December 2020 through March 2023, where she led the company’s health care businesses, and served as a senior advisor. Prior to that, Dr. Pegus served as Chief Medical Officer and President of Consumer Health Solutions for Cambia Health Solutions, from September 2018 to December 2020. Dr. Pegus also served as the first Chief Medical Officer of Walgreens from 2010 to 2013, and from 2007 to 2010, as General Manager and Chief Medical Officer of SymCare Personalized Health Solutions, Inc., a diabetes-focused division of Johnson & Johnson. Prior to that, Dr. Pegus served as a Medical Director at Aetna and Pfizer. She began her career in private practice as a cardiologist and currently serves on the boards of a number of charitable and private organizations, including the American Heart Association. Dr. Pegus previously served as a director of Phreesia, Inc., Tactile Systems Technology, Inc. and Cogentix Medical, Inc. Dr. Pegus received her B.A. from Brandeis University, her M.D. from Weill Cornell Medical College, and her M.P.H. from Columbia University Mailman School of Public Health.
William K. Newton has served as a director of the Company since June 2024 and has served as our Chief Executive Officer since rejoining in 2015 and our President until 2023. Mr. Newton was also Chairman of the Board of Directors for the Company from 2018 to 2022 when we were part of a joint venture between Select and Welsh Carson and other investors. Prior to 2015, Mr. Newton served in various management and operational roles at the Company and our predecessor, OccuSystems, from 1995 to 2011 and was promoted to President and Chief Operating Officer from 2007 to 2011. In 2011, Mr. Newton moved on to DentalOne Partners as President and Chief Operating Officer. Prior to joining OccuSystems in 1995, Mr. Newton worked for Columbia HCA’s Ambulatory Surgery Division and its predecessor Medical Care International from 1991 to 1995. Prior to 1991, he had served in various accounting and finance roles at The Associates First Capital Corporation and was a CPA with KPMG Peat Marwick. Mr. Newton earned his Bachelor of Business Administration in accounting from Texas A&M University in 1985.
Vipin Gopal has served as a director of the Company since July 2025. Mr. Gopal previously served as (i) Chief Data and Analytics Officer of Walgreens Boots Alliance from 2023 to 2024 and (ii) Senior Vice President, Chief Data and Analytics Officer of Eli Lilly and Company (NYSE: LLY) from 2018 to 2023, where he oversaw enterprise data, analytics and AI strategy, governance and solutions. Previously, Mr. Gopal served in multiple roles, including as the Senior Vice President of Analytics, at Humana Inc. (NYSE: HUM) from 2009 to 2018. Mr. Gopal previously held various leadership roles at Cigna Group (NYSE: CI), United Technologies Corporation (NYSE: UTX, now RTX Corporation), and Honeywell International Inc. (Nasdaq: HON). Mr. Gopal obtained his doctorate from Carnegie Mellon University and B.Tech. from the Indian Institute of Technology, Bombay, both in engineering, and holds a Master of Business Administration from the NYU Stern School of Business. Mr. Gopal is a Certified Corporate Director from the National Association of Corporate Directors (“NACD”).
Marc R. Watkins, MD has served as a director since July 2024. Dr. Watkins has spent over five years in senior medical oversight roles at Concentra Inc. Previously, Dr. Watkins served as the Chief Medical Officer of Kroger Health from 2018 to 2025, following a similar role at The Little Clinic from 2015 to 2018. Dr. Watkins currently serves as clinical advisor to CookUnity, Inc., Osara Health, Inc. and Care Eco Inc. Previously, Dr. Watkins held various leadership positions at Concentra, including National Medical Director and Zone Worksite Medical Director. Between 2008 and 2009, he was an Interim Medical Director for the North American division of Nissan Motor Co. Ltd. Between 2003 and 2007, Dr. Watkins was a senior medical officer at a US Marine Corps Station. Between 2005 and 2006 he was group surgeon of Camp Al Asad in Iraq. Dr. Watkins has held over a dozen advisory roles, board seats, or other positions at U.S. healthcare companies and healthcare nonprofits, as well as U.S. educational institutions, including as an adjunct professor in the pharmacy department of the University of Cincinnati. Dr. Watkins earned his M.D. from Meharry Medical College and has a Master of Science in Public Health.
Robert A. Ortenzio has served as a director of the Company since June 2024. Mr. Ortenzio co-founded Select and served as Select’s President and Chief Operating Officer from February 1997 to September 2001. Mr. Ortenzio served as Select’s President and Chief Executive Officer from September 2001 to January 1, 2005 and has served as a director of Select since February 1997. On January 1, 2014, Mr. Ortenzio was appointed as Select’s Executive Chairman and Co-Founder. Mr. Ortenzio was an Executive Vice President

and a director of Horizon/CMS Healthcare Corporation from July 1995 until July 1996. In 1986, Mr. Ortenzio co-founded Continental Medical Systems, Inc., and served in a number of different capacities, including as a Senior Vice President from February 1986 until April 1988, as Chief Operating Officer from April 1988 until July 1995, as President from May 1989 until August 1996 and as Chief Executive Officer from July 1995 until August 1996. Before co-founding Continental Medical Systems, Inc., Mr. Ortenzio was a Vice President of Rehab Hospital Services Corporation.
Brigid A. Bonner has served as a director of the Company since July 2025. Since 2007, Ms. Bonner has served as President of Bonner Consulting, which specializes in strategy, leadership development, digital transformation, and consumer experience design. From 2015 to 2021, Ms. Bonner was Chief Experience Officer of the global nonprofit social network CaringBridge, where she oversaw product development, marketing, product design, customer experience and fundraising. Mr. Bonner previously served as a director of Workiva Inc. (NYSE: WK) from 2018 to 2025. Prior to CaringBridge, she held executive roles at Schwan’s Home Service; UnitedHealth Group Inc. (NYSE: UNH); SimonDelivers; Target Corp. (NYSE: TGT); and International Business Machines Corporation (NYSE: IBM). Ms. Bonner is a Certified Corporate Director from the NACD. Bonner earned a Bachelor of Science degree from Iowa State University, with a double major in journalism/advertising and industrial administration, and a Master of Business Administration degree from Harvard Business School.
Director Qualifications
The Board of Directors believes that each of the directors and nominees for director listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board of Directors. In addition, each of the directors and nominees for director has exhibited during his or her prior service as a director the ability to operate cohesively with the other members of the Board of Directors and to challenge and question management in a constructive way. Moreover, the Board of Directors believes that each director and nominee for director brings a strong and unique background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, artificial intelligence, cybersecurity, management and healthcare industry experience. Set forth below are certain specific experiences, qualifications and skills that led to the Board of Directors’ conclusion that each of the directors and nominees for director listed above should continue to serve as a director.
Mr. Robert A. Ortenzio, as Chairman of the Board of Directors, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over 35 years of leadership experience in executive positions in healthcare companies, including Horizon/CMS Healthcare Corporation, Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio also advises the Board of Directors on the evolving healthcare regulatory environment through his in-depth and current knowledge and insight into such matters. Additionally, Mr. Ortenzio provides the Board of Directors with a wealth of experience in corporate governance matters, including through his previous service on the boards of directors of other public healthcare companies.
Mr. Daniel J. Thomas brings to the Board of Directors over 30 years of experience in the healthcare industry. Mr. Thomas’s experience and expertise is focused on provider, payer and supply chain based healthcare services companies. As Chief Executive Officer of Concentra Inc., Mr. Thomas guided Concentra through organic growth and strategic acquisitions to become a national organization with three operating divisions generating $1.3 billion in revenues. Concentra’s growth, profitability and increased market share led to the sale of the company to Humana, Inc. in 2010. Mr. Thomas’s experience as the Chief Executive Officer of several other healthcare organizations provides him with extensive insight into the strategic, financial and operational management aspects of a healthcare company. In addition, his service on the audit committee of Select provides him with experience overseeing financial reporting processes and information security and testing controls, which he draws on in his service on the Audit and Compliance Committee.
Mr. William K. Newton, as Chief Executive Officer, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Newton brings to the Board of Directors his insight into the healthcare industry from over 29 years of leadership experience in management positions in healthcare companies, including DentalOne Partners and OccuSystems, Inc. In addition, Mr. Newton previously served as the Chairman of the Board of Directors. Mr. Newton’s experience as both the Chief Executive Officer and Chairman of the Board of Directors provides him with extensive insight into the strategic, financial and operational management aspects of the Company.
Mr. Vipin Gopal brings over 25 years of experience successfully leading data, artificial intelligence, and digital transformation of various Fortune 100 companies. Mr. Gopal is a recognized thought leader in leveraging technology to maximize business value, with broad health care industry experience gained through roles across payor, provider, pharmaceutical, and retail pharmacy organizations. We believe Mr. Gopal’s experience serving various companies in senior technology, data analytics and artificial intelligence positions make him well-qualified to serve on the Board of Directors.
Dr. Marc R. Watkins brings to the Board of Directors a deep understanding of the healthcare industry and extensive leadership experience from over 17 years serving in management positions in healthcare companies, including Concentra Inc., Kroger Health, Nissan Motor Co. Ltd and the US Marine Corps. In addition, Dr. Watkins has vast experience in advisory roles, board seats, and other positions at U.S. healthcare companies and healthcare nonprofits, as well as U.S. educational institutions, which make him well-qualified to serve on our Board of Directors.
Dr. Cheryl B. Pegus brings to the Board of Directors her insight into the healthcare industry from over 30 years of leadership experience in healthcare companies, including large-scale managerial positions in Morgan Health, Walmart, Inc., Cambia Health Solutions, Caluent LLC, Symcare Personalized Health Solutions Inc. and Walgreens Company. In addition, Dr. Pegus has served on the board of several medical organizations, including the Patient Centered Outcomes Research Institute, the American Heart Association and Boston Scientific Corporation. Dr. Pegus’ wealth of leadership experience in the healthcare industry makes her well-qualified to serve on our Board of Directors.
Brigid Bonner has over 35 years of experience as a senior executive traversing nonprofit, for-profit, start-up, and Fortune 100 organizations. Ms. Bonner’s industry expertise includes retail, technology, e-commerce, and health care. We believe Ms. Bonner’s experience serving in numerous leadership roles as a technology and marketing executive with expertise in areas of information security, product design, technology, sales, marketing and operations make her well-qualified to serve on our Board of Directors.

Director Skills Matrix
BOARD SKILLS MATRIX
Board of Directors
	Bonner	Gopal	Newton	Ortenzio	Pegus	Thomas	Watkins
Expertise / Experience
Business Leadership	X	X	X	X	X	X	X
Healthcare	X	X	X	X	X	X	X
Government/Public Policy					X	X
Human Capital Management/ Compensation	X	X	X	X	X	X
Technology/Cybersecurity/Digital	X	X	X		X	X
Financial Literacy/Accounting		X	X	X		X	X
Governance	X	X	X	X	X	X	X
Climate		X			X
Risk Management	X	X	X	X	X	X	X
Board Tenure
Years (as of December 31, 2025)	0.5	0.5	1.5	1.5	1.5	1.5	1.5
Gender
Male		X	X	X		X	X
Female	X				X
Age
Years old	65	55	62	68	62	67	56
Race / Ethnicity
American Indian or Alaska Native
Asian		X
Black or African American					X		X
Hispanic or Latino
Native Hawaiian or Other Pacific Islander
White	X		X	X		X
Other Boards
Company Name(s) (* denotes public company)	Medica	Autism Society of America		Select Asset Management and Trust Select* Certilytics, Inc. Select Group Driftwood Management Oncology Health Partners, LLC Green Investment Partners Harrisburg University	Boston Scientific Corporation* Alice Walton School of Medicine American Heart Association Intellihealth, Inc. d/b/a FlyteHealth US Health Partners	National Partners in Healthcare Equalis Group, LLC Select* Revelohealth	Arrow Health, Inc.
Committees (* denotes chair of committee)
Audit and Compliance		X				X*	X
Nominating, Governance and Sustainability	X				X *		X
Human Capital and Compensation	X				X	X*
Quality of Care and Patient Safety		X			X *		X
The Board of Directors recommends voting “FOR” the nominees for Class II directors.

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
PROPOSAL #2
As required by Section 14A of the Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning with the section titled “Executive Compensation — Compensation Discussion and Analysis” of this Proxy Statement.
This proposal, commonly referred to as the “say-on-pay” vote, provides the Company’s stockholders the opportunity to express their views on the compensation of the Company’s NEOs. This non-binding vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and our executive compensation philosophy, objectives, and program, as described in this Proxy Statement.
The Board of Directors encourages the Company’s stockholders to approve the following resolution (the “Executive Compensation Resolution”):
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
As an advisory vote, this proposal is not binding upon the Company. However, the Human Capital and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating the Company’s compensation programs and practices applicable to the NEOs.
The Board of Directors recommends voting “FOR” the approval of the compensation of our Named Executive Officers.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
PROPOSAL #3
The Audit and Compliance Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2026. Although action by the stockholders on this matter is not required, the Audit and Compliance Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. If this appointment is not ratified by the stockholders, the Audit and Compliance Committee may reconsider its selection.
One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit and Other Fees
Fees for the professional services provided by our independent registered public accounting firm for the 2024 and 2025 fiscal years were as follows:
	2025	2024
Audit Fees	$2,186,000	$1,107,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,000	—
	$2,188,000	$1,107,000
Audit Fees
Audit fees for fiscal year 2025 were for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit fees for fiscal year 2025 also include fees in connection with acquisitions completed during the year.
Pre-approval of Services
All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, require pre-approval by the Audit and Compliance Committee in accordance with a pre-approval policy approved by the Audit and Compliance Committee in February 2026. The policy (i) includes a list of the audit, audit-related, tax and other services that have been granted general pre-approval and may be provided without specific pre-approval from the Audit and Compliance Committee; (ii) includes a list of non-audit services that may not be performed by PricewaterhouseCoopers LLP; and (iii) sets forth the pre-approval requirements for all permitted services. The policy also requires the Company’s independent registered public accountant to provide the Audit and Compliance Committee with a summary of all audit fees invoiced year-to-date at every regularly scheduled meeting of the Audit and Compliance Committee. The pre-approval policy is reviewed on an annual basis by the Audit and Compliance Committee and is subject to amendment from time to time. All of the services provided by PricewaterhouseCoopers LLP in fiscal year 2025 were either on the list of pre-approved services or approved by the Audit and Compliance Committee in advance of the services being performed.
The Board of Directors recommends voting “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

AUDIT AND COMPLIANCE COMMITTEE REPORT
The following report of the Audit and Compliance Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act (together, the “Acts”), except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such Acts.
The Audit and Compliance Committee assists the Company’s Board of Directors in its oversight of the Company’s financial reporting process. The Audit and Compliance Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for reviewing the Company’s unaudited interim financial statements. The Audit and Compliance Committee reviews and reassesses the adequacy of the charter on an annual basis. It is not the Audit and Compliance Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit and Compliance Committee will however take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.
The Audit and Compliance Committee of the Board of Directors, pursuant to its charter, is also responsible for the design and implementation of the enterprise risk management (“ERM”) program and is responsible for reviewing and evaluating the Company’s policies and procedures relating to risk assessment exposures in several areas, including financial risks, legal and regulatory compliance, cybersecurity, privacy and data use, and Medicare claims audits. The full Board of Directors monitors the ERM program by way of regular reports from the Company’s senior executives on management’s risk assessments and risk status as well as the Company’s risk response and mitigation activities. Individual committees monitor, by way of regular reports, the material risks that relate to the responsibilities of that committee and report to the full board appropriate information. For example, the Quality of Care and Patient Safety Committee oversees the Company’s enterprise-wide patient safety evaluation system and reviews information on several risk-related topics, such as patient satisfaction data, quality of care data, and patient safety and performance improvement initiatives.
The Audit and Compliance Committee makes recommendations to the Board of Directors with respect to the selection and compensation of the Company’s independent registered public accounting firm, the scope of the Company’s annual audits, and the fees to be paid to the independent registered public accounting firm. In addition, the Audit and Compliance Committee monitors the performance and independence of the Company’s independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit and Compliance Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and financial controls of the Company. The Audit and Compliance Committee meets with management periodically to consider the adequacy of the Company’s internal controls and discusses with management the Company’s disclosure controls and procedures.
All members of the Audit and Compliance Committee have been deemed independent by the Board of Directors. In addition, the Board of Directors has determined that Mr. Thomas qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC, and has financial sophistication in accordance with the rules of the New York Stock Exchange.
In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2025 with management of the Company and with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and its judgment as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit and Compliance Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit and Compliance Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence. In addition, the Audit and Compliance Committee discussed with the independent registered public accounting firm its independence, including the compatibility of non-audit services with the independent registered public accounting firm’s independence.
The Audit and Compliance Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2025 audit and met with them both with and without management present, to discuss the results of its examination and the overall quality of the Company’s financial reporting.
Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit and Compliance Committee referred to above and in the charter, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements for the year ending December 31, 2025 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC.
The Audit and Compliance Committee has selected the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company’s financial statements and internal controls over financial reporting for fiscal year 2026. In making this selection, the Audit and Compliance Committee has considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence.
AUDIT AND COMPLIANCE COMMITTEE
Daniel J. Thomas, Chair
Vipin Gopal
Marc R. Watkins

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
DIRECTORS AND OFFICERS
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of March 5, 2026 by each person known to the Company to beneficially own more than 5% of the outstanding shares of common stock (except for individuals who are also officers or directors of the Company):
Name of Beneficial Owner and Address	Number of Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock Beneficially Owned (%)
T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	16,843,425	13.1%
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	16,126,825	12.5%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	13,177,363	10.3%
T. Rowe Price Investment Management, Inc.(4) 101 E. Pratt Street Baltimore, MD 21201	6,267,949	4.9%

(1)
According to the Schedule 13G/A filed on February 17, 2026, T. Rowe Price Associates, Inc. reported that they may be deemed to be the beneficial owner of 16,843,425 shares of the Company’s common stock. T. Rowe Price Associates, Inc. reported that it had sole dispositive power with respect to 16,843,370 shares and sole voting power with respect to 16,684,137 shares.

(2)
According to the Schedule 13G/A filed on April 21, 2025, BlackRock, Inc. reported that they may be deemed to be the beneficial owner of 16,126,825 shares of the Company’s common stock. BlackRock, Inc. reported that it had sole dispositive power with respect to 16,126,825 shares and sole voting power with respect to 15,976,117 shares.

(3)
According to the Schedule 13G/A filed on July 7, 2025, The Vanguard Group reported that they may be deemed to be the beneficial owner of 13,177,363 shares of the Company’s common stock. The Vanguard Group reported that it had sole dispositive power with respect to 12,928,460 shares, shared voting power with respect to 135,974 shares and shared dispositive power with respect to 248,903 shares.

(4)
According to the Schedule 13G/A filed on November 14, 2025, T. Rowe Price Investment Management, Inc. reported that they may be deemed to be the beneficial owner of 6,267,949 shares of the Company’s common stock. T. Rowe Price Investment Management, Inc. reported that it had sole dispositive power with respect to 6,267,949 shares and sole voting power with respect to 6,240,852 shares.

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of March 5, 2026 by:
•
each of the Company’s NEOs;

•
each of the Company’s directors; and

•
all of the Company’s directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on the information furnished to the Company, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The calculation of the percentage of beneficial ownership is based on 128,507,289 shares of common stock outstanding on March 5, 2026.

In computing the number of shares of common stock beneficially owned by a person or group and the percentage ownership of that person or group, the Company deemed to be outstanding any shares of common stock subject to options held by that person or group that are currently exercisable or exercisable within 60 days after March 5, 2026. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The address of each beneficial owner listed in the table is Concentra Group Holdings Parent, Inc., 5080 Spectrum Drive, Suite 1200W, Addison, Texas, 75001 and the Company’s telephone number is (972) 364-8000.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
William K. Newton	482,831	*
Matthew T. DiCanio	342,292	*
John A. deLorimier	113,572	*
John Anderson	113,460	*
Timothy Ryan	114,097	*
Robert A. Ortenzio(1)	8,168,222	6.4%
Daniel J. Thomas	74,000	*
Cheryl B. Pegus	20,740	*
Marc R. Watkins	20,740	*
Vipin Gopal	15,496	*
Brigid Bonner	15,496	*
All directors and executive officers as a group (20 persons)	10,430,647	8.1%

*
Represents beneficial ownership of less than one percent.

(1)
Includes (i) 1,032,115 common shares owned by the Robert A. Ortenzio Descendants Trust for which Mr. Ortenzio is deemed to be the beneficial owner, (ii) 1,023,455 common shares owned by the Rocco A. Ortenzio Separate Descendants Trust FBO Robert Ortenzio for which Mr. Ortenzio is deemed to be the beneficial owner (iii) 226,286 common shares held by the Robert A. Ortenzio April 2014 Trust for Kevin M. Ortenzio for which Mr. Ortenzio is the co-trustee, (iv) 226,286 common shares held by the Robert A. Ortenzio April 2014 Trust for Bryan A. Ortenzio for which Mr. Robert A. Ortenzio is the co-trustee, (v) 226,286 common shares held by the Robert A. Ortenzio April 2014 Trust for Madeline G. Ortenzio for which Mr. Ortenzio is the co-trustee. Mr. Ortenzio disclaims beneficial ownership of shares held by the Robert A. Ortenzio Descendant’s Trust, the Rocco A. Ortenzio Separate Descendants Trust FBO Robert Ortenzio, the Robert A. Ortenzio April 2014 Trust for Kevin M. Ortenzio, the Robert A. Ortenzio April 2014 Trust for Bryan A. Ortenzio and the Robert A. Ortenzio April 2014 Trust for Madeline G. Ortenzio except in his capacity as a fiduciary of such trusts.

EQUITY COMPENSATION PLAN INFORMATION
Set forth in the table below is a list of all of the Company’s equity compensation plans and the number of securities to be issued on exercise of equity rights, weighted average exercise price, and number of securities that would remain available under each plan if outstanding equity rights were exercised as of December 31, 2025.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	—	—	2,816,986
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	2,816,986

(1)
The 2024 Equity Incentive Plan (the “Plan”) was approved on July 24, 2024 by Select, the Company’s sole shareholder at the time. The Plan authorized the issuance of 5,925,000 shares of common stock and there have been approximately 3,108,014 shares issued through December 31, 2025.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
Relationship with Select
On January 3, 2024, Select announced its intention to separate the Company from its business (the “Separation”). Prior to the Separation, the Company was a wholly owned subsidiary of Select and all of the Company’s outstanding shares of common stock were owned by Select. The Company operated as an operating segment of Select. On July 26, 2024, the Company completed an initial public offering of 22,500,000 shares of its common stock, par value $0.01 per share, at an initial public offering (“IPO”) price of $23.50 per share for net proceeds of $499.7 million after deducting underwriting discounts and commission of $29.1 million. On November 25, 2024, Select completed the spin-off of the Company by means of a special stock distribution of 104,093,503 shares of the Company’s common stock to Select’s stockholders (the “Distribution”). Prior to the Distribution, Select owned approximately 81.7% of the outstanding shares of the Company’s common stock. Following the completion of the Distribution, Select no longer owns any shares of the Company’s common stock and is no longer considered a related party.
In connection with the Separation, the Company also entered into various other agreements with Select that, together with the Separation Agreement, resulted in the Separation of the Company’s business from Select.
The material terms of each of these agreements are summarized below. These summaries are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits to the Company’s Annual Report on Form 10-K.
Separation Agreement
On July 26, 2024, the Company entered into the Separation Agreement with Select Medical Corporation (“SMC”) (the “Separation Agreement”). The Separation Agreement contains key provisions relating to the Separation. The Separation Agreement sets forth the Company’s agreements with SMC regarding the principal actions to be taken in connection with the Separation. The Separation Agreement also set forth other agreements that govern aspects of the Company’s relationship with Select following the Separation.
Intercompany Arrangements
All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between the Company, on the one hand, and SMC, on the other hand, will terminate effective as of the consummation of the Separation, except specified agreements and arrangements that are intended to survive the Separation.
Credit Support
The Company agreed to use reasonable best efforts to arrange, prior to the Separation, for the replacement of all surety bonds and letters of credit or similar instruments currently provided by or through Select or any of its subsidiaries for the benefit of the Company’s business.
Representations and Warranties
In general, neither the Company nor SMC made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with such transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation Agreement, any other agreement the Company enters into with Select in connection with the Separation or any representation letter delivered in connection with the Separation, all assets will be transferred on an “as is,” “where is” basis.
Delayed or Improper Transfers
The Company and Select agreed to use respective reasonable best efforts to effect any transfers contemplated by the Separation Agreement that had not been consummated prior to the Separation as promptly as practicable following the Separation. In addition, the Company and Select agreed to use respective reasonable best efforts to effect any transfer or re-transfer that was improperly transferred or retained as promptly following the Separation as soon as practicable.
The Initial Public Offering
The Separation Agreement governs the Company’s and SMC’s respective rights and obligations with respect to the IPO. Prior to the IPO, the Company agreed to take all actions reasonably requested by SMC in connection with the IPO. SMC had the sole and absolute discretion to determine the terms of, and whether to proceed with, the IPO and any subsequent distribution or other disposition of shares of the Company’s common stock by SMC.
Conditions
The Separation Agreement provides that certain conditions had to be satisfied or waived by SMC in its sole and absolute discretion, before the Separation could occur. SMC had the right not to complete the Separation if, at any time prior to the completion of the Separation, Select’s board of directors determined, in its sole and absolute discretion, that the Separation was not in the best interests of SMC or its stockholders or was otherwise not advisable.
Cash Distribution
The Company paid SMC all of the net proceeds that the Company received from the sale of shares of our common stock in the IPO, including any net proceeds that the Company received as a result of any exercise of the underwriters’ option to purchase additional shares of the Company’s common stock from the Company, in part to repay related party debt owed to SMC and it was expected that SMC or Select would further use those proceeds, along with the proceeds of the Debt Financing Transactions paid to SMC as a dividend, to pay down current Select indebtedness outstanding.
Subsequent Stock Issuances
The Separation Agreement provides that, prior to the Distribution, the Company would not issue any shares of the Company’s common stock without the prior written consent of SMC, which consent could be withheld in SMC’s sole discretion. Further, regardless of whether or not SMC consented to any such stock issuance, in no case prior to the Distribution could any issuance of shares of our common stock result in SMC owning less than 80.09% of the voting power of the Company’s shares of common stock eligible to vote in the election of the Company’s directors.
Exchange of Information
The Company and SMC each agreed to provide each other, following the Separation, with information relating to periods prior to Separation which is reasonably necessary to comply with reporting, disclosure, filing, notification or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings or to satisfy audit, accounting, regulatory, litigation and other similar requirements. The Company and SMC also agreed to provide each other, following the Separation, with information to the extent relating to SMC and its business or assets or us and our business and assets, respectively.
In addition, the Company agreed to comply with certain covenants relating to the Company’s financial reporting for so long as SMC is required to consolidate the Company’s results of operations and financial position, to account for its investment in the Company under the equity method of accounting or to complete a financial statement audit for any such period. These covenants will include, among others, covenants regarding:
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delivery or supply of monthly, quarterly and annual financial information and periodic budgets and financial projections to SMC;

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maintenance of certain disclosure and financial controls;

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provision to SMC of access to our auditors and certain books and records related to internal accounting controls or operations; and

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cooperation with Select to the extent reasonably requested by Select in the preparation of Select’s public filings and press releases.

Termination
SMC, in its sole and absolute discretion, was permitted to terminate the Separation Agreement at any time prior to the Separation.
Release of Claims
The Company and SMC each agreed, subject to certain exceptions, to release the other party and its affiliates, successors and assigns and all persons that, at or prior to the Separation, had been the other party’s stockholders, directors, officers, agents or employees, and their respective heirs, executors, administrators, successors and assigns, from any and all claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the Distribution.
Indemnification
The Company and SMC each agreed to indemnify the other party and each of the other party’s current and former directors, officers and employees, and each of the heirs, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Separation and the Company’s and SMC’s respective businesses. The amount of each party’s indemnification obligations will be reduced by any insurance proceeds or other third-party proceeds the party being indemnified receives. The Separation Agreement also specifies procedures regarding claims subject to indemnification.
Management of Legal Actions
Subject to the terms of the Transition Services Agreement, the Separation Agreement governs the management and direction of pending and future legal actions in which we or SMC is named as a party. In general, neither the Company nor SMC may resolve any legal action without the prior written consent of the other party if such resolution (1) contains any finding or admission of any violation of law by such other party, (2) would result in any non-monetary remedy against such other party or (3) does not include a full and unconditional release of such other party (to the extent such other party is a named party in the legal action).
Insurance
With respect to any claim related to or arising from an occurrence prior to the Separation, the Company will continue to have access to coverage under SMC’s existing commercial insurance policies provided by third-party insurers, subject to exceptions set forth in the Separation Agreement. The Separation Agreement also specifies procedures regarding claims subject to coverage under these insurance policies. The Company will not have access to any insurance policies or reinsurance policies issued, reinsured or reimbursed by SMC’s captive insurer or any other self-insurance or similar program or mechanism maintained by SMC. With respect to any claim accruing following the Separation, the Company is responsible for obtaining continuing insurance coverage.
Dispute Resolution
The Company and SMC will attempt in good faith to resolve disputes arising under the Separation Agreement by negotiation among the Company’s respective senior officers. Any dispute unable to be resolved through this process may be referred to non-binding mediation for resolution. If the Company and SMC are unable to resolve a dispute through negotiation or mediation, then either the Company or SMC may submit the dispute to the Court of Chancery of the State of Delaware or, in certain circumstances, to an alternative court in the State of Delaware.

Tax Matters Agreement
The Company entered into a tax matters agreement (the “Tax Matters Agreement”) with Select prior to the Separation. The Tax Matters Agreement governs the Company’s and Select’s respective rights, responsibilities and obligations following the completion of the Separation and the Distribution with respect to all tax matters, including tax liabilities, tax attributes, tax returns and tax contests.
Allocation of Taxes
With respect to taxes other than those incurred in connection with the Separation and the Distribution, the Tax Matters Agreement provides that the Company will generally indemnify Select for (1) any taxes of the Company for all periods after the Distribution and (2) any taxes of the Company or Select for periods prior to the Distribution to the extent attributable to the Company. Select will generally indemnify the Company for (1) any taxes of Select for all periods after the Distribution and (2) any taxes of the Company or Select for periods prior to the Distribution to the extent attributable to the business and operations conducted by Select other than the Company, as determined by Select in good faith.
With respect to certain taxes incurred in connection with the Separation and the Distribution, the Company is generally required to indemnify Select for any taxes resulting from the failure of certain steps of the Separation and the Distribution to qualify for their intended tax treatment, where such taxes result from (1) untrue representations and breaches of covenants that the Company made and agreed to in connection with the Separation and the Distribution (including representations made in connection with tax opinions to be received by Select and covenants containing the restrictions described below that are designed to preserve the tax-free nature of the Separation and the Distribution), (2) the application of certain provisions of U.S. federal income tax law to the Separation and the Distribution or (3) any other actions or omissions that the Company knows or reasonably should expect would give rise to such taxes. The Company is also generally required to indemnify Select for any increases in the amount of transfer taxes that are otherwise expected to be incurred in connection with the Separation and the Distribution to the extent that such increases arise due to actions or omissions by us that would reasonably be expected to result in such additional taxes.
Neither the Company’s obligations nor Select’s obligations under the Tax Matters Agreement are limited in amount or subject to any cap. In addition, as a member of Select’s consolidated U.S. federal income tax group, the Company had (and will continue to have following the Distribution) joint and several liability with Select to the IRS for the consolidated U.S. federal income taxes of the Select group relating to the taxable periods in which the Company was part of the group.
Preservation of the Tax-Free Status of Certain Steps of the Separation and the Distribution
Select has received a private letter ruling from the IRS substantially to the effect that, among other things, certain steps of the Separation together with the Distribution will qualify as a transaction that is tax-free for U.S. federal income tax purposes under Section 355 of the Code. The Distribution was conditioned on, among other things, the continuing effectiveness and validity of Select’s private letter ruling from the IRS and favorable opinions of Select’s U.S. tax advisors. The ruling and opinions rely on certain facts, assumptions, representations and undertakings from the Company and Select regarding the past and future conduct of the companies’ respective businesses and other matters.
Pursuant to the Tax Matters Agreement, the Company agreed to covenants that impose certain restrictions on the Company designed to preserve the tax-free nature of the Separation and the Distribution. The Company is barred from taking any action, or failing to take any action, where such action or failure to act would be inconsistent with the tax-free status of these transactions, for all time periods. In addition, during the time period ending two years after the date of the Distribution, these covenants restrict certain actions, including share issuances, business combinations, sales of assets and similar transactions. The Company may take these actions only if (1) the Company obtains and provides to Select a private letter ruling from the IRS (or other applicable taxing authority) or an unqualified opinion from a tax counsel or accountant of recognized national standing to the effect that such action would not jeopardize the tax-free status of the Separation and the Distribution, in each case satisfactory to Select, or (2) the Company obtains prior written consent of Select. Regardless of whether the Company is so permitted to take such action, under the Tax Matters Agreement, the Company is generally required to indemnify Select for any taxes that result from the taking of any such action.
Employee Matters Agreement
The Company entered into an employee matters agreement (the “Employee Matters Agreement”) with SMC prior to the Separation. The Employee Matters Agreement addresses certain employment, compensation and benefits matters, including the allocation and treatment of certain assets and liabilities relating to the Company’s employees and compensation and benefit plans and programs in which the Company’s employees participate prior to the date of the Distribution or, if no Distribution had occurred, the date that Select ceases to control the Company (such date, the “Distribution Date”), as well as other employment and employee compensation and benefit matters.
Allocation of Liabilities
Except as specifically provided in the Employee Matters Agreement, the Company generally assumed responsibility for all employee liabilities related to the Company and Select will generally remain responsible for all employee liabilities related to Select’s remaining business, in each case, regardless of when such liabilities arose.
Employee Transfers
The Employee Matters Agreement provides that if, in Select’s sole discretion, there is an employee of Select who primarily provides services to, or is essential to the operation of, the Company’s business following the IPO or an employee of the Company who primarily provides services to, or is otherwise essential to the operation of, the Select business following the IPO, then the Company and Select shall use commercially reasonable efforts to transfer the employment of such employee to Select or the Company, as applicable, prior to the Distribution Date. If any such employee does not transfer his or her employment to Select or the Company, as applicable, then the Company and Select will reasonably cooperate to make the services of such employee available to the other party until such services are no longer required, and if the Company or Select, as applicable, terminates the employment of such employee within thirty days after such employee ceases to provide services to the other party, then all reasonably incurred liabilities relating to the employment of such employee from and after the separation date under the Separation Agreement shall be liabilities of such other party. If an employee on a leave of absence immediately prior to the Distribution Date who primarily provides services to, or was otherwise essential to the operation of, the Concentra business, returns from such leave and is, or claims to be, entitled to recommence employment with Select, then the Company will make an offer of employment to such individual within ten days following his or her eligibility to return to active service.
Equity Awards
The Employee Matters Agreement provides that any outstanding Select restricted stock awards held by the Company’s employees became free of any restrictions and vested in full upon the spin-off, subject to such employees’ continued employment through the Distribution.
Health and Welfare Plans
The Employee Matters Agreement provides that the Company’s employees will cease to be eligible for coverage under the Select health and welfare plans and we will establish health and welfare plans and the Company’s employees will become eligible to participate in such health and welfare plans.
Defined Contribution Plans
The Employee Matters Agreement provides that the Company will establish a 401(k) plan that is comparable to the Select 401(k) plan, which will assume the account balances of the Company employees under Select’s 401(k) plans.

Transition Services Agreement
The Company entered into a transition services agreement (the “Transition Services Agreement”) with SMC prior to the Separation. Pursuant to the Transition Services Agreement, Select will provide the Company with specified services, including certain human resources, finance, accounting, information technology, real estate, compliance, legal operations, risk management, government affairs, distribution and tax services, for a transitional period following the Separation. The Transition Services Agreement specifies the calculation of the Company’s costs for these services. The cost of these services will be negotiated between the Company and Select and may not necessarily be reflective of prices that the Company could have obtained for similar services from an independent third party.
In general, the services will begin on the date of the closing of the IPO and will cover a period not to exceed 24 months following the Separation.
Board of Directors of Select
Mr. Ortenzio and Mr. Thomas are both on the Board of Directors of Select. Mr. Ortenzio is the Executive Chairman of Select. Mr. Robert A. Ortenzio also owns 11.3% of Select common stock as of February 28, 2026.
Other Related Party Transaction
Since January 27, 2025, the son of Mr. Newton, our Chief Executive Officer and a member of our Board of Directors, has served as Senior Vice President of Strategy & Finance of the Company with an annual base salary of $315,000 and a $157,500 target annual bonus. On November 4, 2025, he was awarded 37,500 shares of restricted stock of the Company, with a grant date fair value of $726,000. He may receive additional awards of common stock of the Company at the discretion of the Human Capital and Compensation Committee. On February 27, 2026 he received an annual bonus of approximately $317,500. His compensation was established in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.
Approval of Related Party Transactions
The Board of Directors has adopted a Policy on Transactions with Related Persons to be in effect at the closing of the Separation. Our Policy on Transactions with Related Persons will require the approval or ratification by the Audit and Compliance Committee of any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person that has a direct or indirect material interest (other than solely as a result of being a director or trustee or less than 10% owner of another entity). Related persons include our directors and executive officers and their immediate family members and persons sharing their households as well as persons controlling more than 5% of our outstanding shares of common stock.
Once a related person transaction has been identified, the Audit and Compliance Committee will review all of the relevant facts and circumstances and approve or disapprove entry into the transaction. The Audit and Compliance Committee will take into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If it is not feasible to obtain advance approval of a transaction from the Audit and Compliance Committee, the transaction will be considered for ratification at the next regularly scheduled meeting of the Audit and Compliance Committee.
Our Policy on Transactions with Related Persons was not in effect at the time we entered into the agreements with Select described above. Each of the agreements between us and Select that has been entered into prior to the completion of the Separation, and any transactions contemplated thereby, will be deemed to be approved and not subject to the terms of our Policy on Transactions with Related Persons.
Director Independence
Director independence is discussed under the heading “Corporate Governance” of this Proxy Statement.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, c/o Concentra Group Holdings Parent, Inc., 5080 Spectrum Drive, Suite 1200W, Addison, Texas, 75001; Telephone: 972-364-8000; E-mail: ir@concentra.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.
OTHER BUSINESS
The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares he or she represents as recommended by the Board of Directors.
By Order of the Board of Directors
Timothy F. Ryan
Executive Vice President and Chief Legal Counsel
March 17, 2026

01 - Vipin Gopal 02 - William K. Newton 03 - Marc R. Watkins1 U P XFor Against Abstain For Against Abstain For Against AbstainFor Against AbstainConcentra Group Holdings Parent, Inc.Proposals — The Board of Directors recommend a vote FOR all the nominees, A FOR proposal 2 and FOR proposal 3.048AHB2. Hold a non-binding advisory vote on the compensation of ournamed executive officers.3. Ratify the appointment of PricewaterhouseCoopersLLP as the Company’s independent registeredpublic accounting firm for the fiscal year endingDecember 31, 2026.1. Elect three Class II directors, each for a term of three years or until their respective successors have been elected and qualified.For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.2026 Annual Meeting Proxy CardUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qYou may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/CONor scan the QR code — login details arelocated in the shaded bar below.Your vote matters – here’s how to vote!Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/CONPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/CONNotice of 2026 Annual Meeting of Stockholders - April 30, 2026Proxy Solicited by Board of Directors of the CompanyTimothy F. Ryan and Matthew T. DiCanio, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares ofthe undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Concentra GroupHoldings Parent, Inc., to be held on April 30, 2026 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR theelection of the Board of Directors, FOR Proposal 2, and FOR Proposal 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Proxy — Concentra Group Holdings Parent, Inc.C Non-Voting Itemsq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.Important Notice Regarding the Internet Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders.The Proxy Statement and the Annual Report to Stockholders are available at:www.envisionreports.com/CONThe 2026 Annual Meeting of Stockholders of Concentra Group Holdings Parent, Inc. will be held onThursday, April 30, 2026 at 11:00 am Central Time, virtually via the internet at https://meetnow.global/MN7HZSX.To access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form.